================================================================================


                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                                (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /  Preliminary Proxy Statement              / /  Confidential, for Use of the
/X/  Definitive Proxy Statement                    Commission Only (as permitted
/ /  Definitive Additional Materials               by Rule 14a-6(e)(2))
/ /  Soliciting Material pursuant to Rule
      14a-11(c) or Rule 14a-12

                                InterDent, Inc.
     -----------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

     Payment of Filing Fee (Check the appropriate box):

 /X/ No fee required.

 / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)    Title of each class of securities to which transaction applies:
     2)    Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     4)    Proposed maximum aggregate value of transaction:
     5)    Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box, if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)    Amount Previously Paid:
     2)    Form, Schedule or Registration Statement No.:
     3)    Filing Party:
     4)    Date Filed:
================================================================================

                             [INTERDENT LETTERHEAD]

                                  APRIL 7, 2000



Dear InterDent Stockholder:

         You are cordially invited to attend the 2000 Annual Meeting of Stockholders of InterDent, Inc., which will be held at 222 North Sepulveda Boulevard, Suite 740, El Segundo, California 90245, on Thursday, April 20, 2000 at 9:00 a.m., local time.

         The Annual Meeting will begin with a report on the Company's progress, followed by a discussion and stockholder questions. Voting on the election of certain directors and other matters is also scheduled. The items to be voted on are addressed in the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement.

         Only Common Stock and Series D Preferred Stock holders of record on April 4, 2000 are entitled to notice of and will be entitled to vote at the Annual Meeting and any adjournment or postponement of the Annual Meeting. The holders of Common Stock and Series D Preferred Stock vote together as a single class on all matters to be considered by stockholders at the Annual Meeting.

         Your vote is very important. Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign and promptly return the enclosed proxy card to ensure that your shares of Common Stock or Series D Preferred Stock will be represented at the Annual Meeting. If you sign, date and return your proxy card without indicating how you want to vote, your proxy will be counted as a vote FOR each of the proposals described above and for the nominees for director described in the proxy statement. Not returning your proxy card or not instructing your broker how to vote any shares held for you in "street name" will have the same effect as a vote against these proposals.

                                                   Sincerely,

                                                   /s/ MICHAEL T. FIORE

                                                   MICHAEL T. FIORE
                                                   CO-CHAIRMAN AND
                                                   CHIEF EXECUTIVE OFFICER

                                 INTERDENT, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             El Segundo, California
                                  April 7, 2000

TO OUR STOCKHOLDERS:

         NOTICE IS HEREBY GIVEN that the 2000 annual meeting of stockholders of InterDent, Inc. (the "Company") will be held on Thursday, April 20, 2000, 9:00 a.m., local time, at 222 North Sepulveda Boulevard, Suite 740, El Segundo, California 90245, for the following purposes, as more fully described in the proxy statement accompanying this notice:

          1. To elect three directors to hold office for a term of three years or until their respective successors have been duly elected and qualified.

          2. To approve the Amended and Restated InterDent, Inc. 1999 Stock Incentive Plan.

          3.   To approve the InterDent, Inc. Employee Stock Purchase Plan of
               1999.

          4. To approve the InterDent, Inc. Dental Professional Stock Purchase Plan of 1999.

          5. To ratify the selection of KPMG LLP as the Company's independent auditors for fiscal year 2000.

          6. To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

         The Board of Directors has fixed the close of business on April 4, 2000 as the record date for determining stockholders entitled to notice of and to vote at the annual meeting and any adjournments or postponements of the annual meeting. Holders of common stock or Series D Preferred Stock of record on April 4, 2000 are entitled to notice of and to vote together as a single class on all matters at the annual meeting.

                       BY ORDER OF THE BOARD OF DIRECTORS

                 MICHAEL T. FIORE                STEVEN R. MATZKIN, D.D.S
                 CO-CHAIRMAN AND                 CO-CHAIRMAN, PRESIDENT, AND
             CHIEF EXECUTIVE OFFICER             CHIEF DENTAL OFFICER

         WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD. IF YOU LATER DESIRE TO REVOKE OR CHANGE YOUR PROXY FOR ANY REASON, YOU MAY DO SO AT ANY TIME BEFORE THE VOTING BY DELIVERING TO THE COMPANY A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

                                 INTERDENT, INC.
                    222 NORTH SEPULVEDA BOULEVARD, SUITE 740
                             EL SEGUNDO, CALIFORNIA

                                   -----------

                                 PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 20, 2000

                                   -----------

         The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of InterDent, Inc. (the "Company" or "InterDent"), for use at the annual meeting. The annual meeting will be held at 10:00 a.m., local time, at the Company's administrative offices located at 222 North Sepulveda Blvd., Suite 740, El Segundo, California. These proxy solicitation materials will be mailed on or about April 7, 2000 to all stockholders entitled to vote at the annual meeting.

VOTING

         The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in this proxy statement. On April 4, 2000, the record date for determination of stockholders entitled to notice of and to vote at the annual meeting, 21,166,834 shares of the Company's common stock, $0.001 par value per share and 1,628,663 shares of the Company's Series D Preferred Stock, $0.001 par value per share, were issued and outstanding.

         The presence at the annual meeting of a majority of shares of common stock and Series D Preferred Stock voting as a single class, either in person or by proxy, will constitute a quorum for the transaction of business at the annual meeting. Abstentions and broker non-votes are counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business. Each holder of Common Stock is entitled to one vote for each share of Common Stock held by such stockholder on April 4, 2000. Each holder of Series D Preferred Stock is entitled to one vote for each share of Series D Preferred Stock held by such stockholder on April 4, 2000. The holders of Series D Preferred Stock and Common Stock vote together as a single class on the matters to be voted upon at the annual meeting. Directors are elected by a plurality vote. Since votes are cast in favor of or withheld from each nominee, abstentions and broker non-votes therefore will have no effect on the outcome of Proposal One. Proposals Two, Three, Four and Five require an affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter. Abstentions will have the same effect as negative votes, while broker non-votes are not included in the total number of votes cast on Proposals Two, Three, Four and Five and therefore will not be counted for purposes of determining whether that proposal has been approved. All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

         If any stockholder is unable to attend the annual meeting, such stockholder may vote by proxy. The enclosed proxy is solicited by the Board, and, when returned properly completed, will be voted as you direct on your proxy card. In the discretion of the proxy holder, shares represented by such proxies will be voted upon any other business as may properly come before the annual meeting. If no specific instructions are given with respect to matters to be acted upon at the annual meeting, shares of Common Stock represented by a properly executed proxy will be voted FOR (i) the election of management's nominees for director, (ii) the approval of the InterDent, Inc. 1999 Stock
Incentive Plan, (iii) the approval of the InterDent Inc. Employee Stock Purchase Plan of 1999, (iv) the approval of the InterDent, Inc. Dental Professional Stock Purchase Plan of 1999, and (v) the ratification of the selection of KPMG Peat Marwick LLP as the independent public accountants for the Company for fiscal 2000.

REVOCABILITY OF PROXIES

         You may revoke or change your proxy at any time before it is voted at the annual meeting by filing with the Secretary of the Company at the Company's principal executive offices a notice of revocation or another signed proxy with a later date. You also may revoke your proxy by attending the Annual Meeting and voting in person.

SOLICITATION

         The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram, or other means by directors, officers or employees. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

         Proposals of stockholders of the Company that are intended to be presented by such stockholders at the company's 2001 annual meeting must be received no later than November 15, 2000, in order that they may be included in the proxy statement and form of proxy relating to that meeting.

                   MATTERS TO BE CONSIDERED AT ANNUAL MEETING

                                  PROPOSAL ONE

                          ELECTION OF CLASS I DIRECTORS

GENERAL

         The Board of Directors has selected three nominees, who are currently serving as Class I directors of the Company. The nominees for directors are Eric Green, Paul H. Keckley, and Curtis Lee Smith, Jr. Messrs. Green, Keckley and Smith were directors of the Company as of the date of the Proxy Statement. Each nominee has agreed to serve if elected, and management has no reason to believe that any of them will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy.

         Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees. In the event that additional persons are nominated, other than by the Board of Directors, for election as directors, the proxy holders intend to vote all proxies received by them for the nominees and any additional Board of Directors' nominee as described above. The three candidates receiving the highest number of affirmative votes of the shares represented and voting on this particular matter at the annual meeting will be elected a Class I director of the Company, to serve a three-year term and until their respective successor has been elected and qualified.

         The Company's Bylaws authorize the Board of Directors to fix the number of directors by resolution. The number is currently fixed at eight members. The Company's Board of Directors is divided into three classes, designated Class I, Class II and Class III, with each class having a three-year term. There are no family relationships among executive officers or directors of the Company.

NOMINEES AND DIRECTORS

         The table below sets forth the names, ages and positions of all nominees and continuing directors as of March 31, 2000. A summary of the background and experience of each of these individuals is set forth after the table. Information regarding InterDent's executive officers who are not directors is set forth in Part III of its Annual Report on Form 10-K under the heading "Directors and Executive Officers of the Registrant."

         NAME                                               AGE         POSITION(S)
         ----                                               ---         -----------
         CLASS I DIRECTORS (TERM EXPIRES IN 2003)
            Eric Green(1)............................        38           Director
            Paul H. Keckley(1)(3)....................        49           Director
            Curtis Lee Smith, Jr.(1)(3)..............        72           Director

         CLASS II DIRECTORS (TERM EXPIRES IN 2001)
            Robert Finzi(2)(4).......................        46           Director
            H. Wayne Posey(2)(3).....................        60           Director
            Robert F. Raucci(2)(4)...................        44           Director

         CLASS III DIRECTORS (TERM EXPIRES IN 2002)
            Michael T. Fiore(4)......................        45           Co-Chairman and Chief
                                                                          Executive Officer
            Steven R. Matzkin, D.D.S(4)..............        41           Co-Chairman, President and
                                                                          Chief Dental Officer

         ----------
         (1)  Member of the Audit Committee.
         (2)  Member of the Compensation Committee.
         (3)  Member of the Special Committee.
         (4)  Member of the Executive Committee.


NOMINEES AND DIRECTORS

         ERIC GREEN. Mr. Green has been a director of InterDent since March 1999. Mr. Green was a director of Gentle Dental Service Corporation from June 1998 until to March 1999. Mr. Green has been a Managing Director of Chase Capital Partners since February 1998. From 1990 to 1997, he was a member of the merchant banking group of Banque Paribas in various capacities, including managing director responsible for mezzanine investments. Previously, Mr. Green was employed at GE Capital and the General Electric Company.

         PAUL H. KECKLEY. Mr. Keckley has been a director of InterDent since March 1999. Mr. Keckley was a director of Gentle Dental Service Corporation from December 1996 to March 1999. Mr. Keckley has been the Chief Executive Officer of Web EBM, Inc. since 1999, and from 1994 to 1999, he served as Vice President Strategic Development at PhyCor, Inc. Mr. Keckley previously served as a director of PhyCor, Inc., and from 1985 to 1994 he was President of The Keckley Group, a market research and strategic planning firm for hospitals, health systems, medical practices and health maintenance organizations.

         CURTIS LEE SMITH, JR. Mr. Smith has been a director of InterDent since March 1999. From 1996 until March 1999, Mr. Smith was a director of Dental Care Alliance, Inc. Beginning in 1987, Mr. Smith served as Chairman of the Board and Chief Executive Officer of Handex Corporation, an environmental consulting and remediation company which became a public company in 1989. Handex Corporation acquired New Horizons Computer Learning Centers, a software training company, in 1994. Handex Corporation sold its environmental division in 1996 and now operates as New Horizons Worldwide, of which Mr. Smith serves as Chairman of the Board and Chief Executive Officer. Mr. Smith serves as a director of Strategic Diagnostics I.

CONTINUING DIRECTORS

         ROBERT FINZI. Mr. Finzi has served as a director of the Company since March 1999. Mr. Finzi was a director of Gentle Dental Service Corporation from November 1997 to March 1999 and served as a director of GMS Dental Group, Inc. from October 1996 until Gentle Dental's merger with GMS Dental Group, Inc. in November 1997. Since May 1991, Mr. Finzi has been a Vice President of the Sprout Group, a division of DLJ Capital Corporation, which is the managing general partner of Sprout Capital VII, L.P. and Sprout Growth II, L.P., and an affiliate of Donaldson, Lufkin & Jenrette Securities Corporation. Mr. Finzi is also a general partner of the general partner of a series of investment funds managed by the Sprout Group and a limited partner of the general partner of ML Venture Partners II, L.P. From 1984 to 1991, Mr. Finzi was a Vice President of Merrill Lynch Venture Capital. Mr. Finzi serves on the board of directors of the Cerplex Group and six privately held companies.

         H. WAYNE POSEY. Mr. Posey has served as a director of the Company since March 1999. Mr. Posey was a director of Gentle Dental Service Corporation from November 1997 to March 1999 and served as a director of GMS Dental Group, Inc. from December 1996 to November 1997. Since its inception in 1994, Mr. Posey has served as President, Chief Executive Officer, director, and a member of the executive committee of ProMedCo. Mr. Posey was a healthcare consultant from 1975 until 1994, most recently as the principal in charge of the healthcare services division of McCaslin & Company, P.C., a public accounting and consulting company in Fort Worth, Texas.

         ROBERT F. RAUCCI. Mr. Posey has served as a director of the Company since March 1999. Robert F. Raucci was a director of Dental Care Alliance, Inc. from 1996 to March 1999. Mr. Raucci has been a managing member of Newlight Management, LLC, a technology oriented venture capital fund, since 1997. Mr. Raucci also has served as president of RAM Investment Corporation, a venture capital investment and advisory company, since 1994. Mr. Raucci serves as a director of Acrodyne Communications, Inc., a publicly traded manufacturer and marketer of television transmitters and translators.

         MICHAEL T. FIORE. Mr. Fiore has served as Co-Chairman of the Board and Chief Executive Officer of InterDent, Inc. since March 1999. From November 1997 until March 1999, Mr. Fiore was the Co-Chairman of the Board, Chief Executive Officer and President of Gentle Dental Service Corporation, a publicly held corporation and predecessor-in-interest to InterDent. Mr. Fiore was the Chief Executive Officer, President and a director of GMS Dental Group, Inc. from April 1997 to October 1997, when GMS Dental Group, Inc. was merged into Gentle Dental Service Corporation. From 1986 to March 1996, Mr. Fiore served in various management positions with Salick Health Care, Inc., a provider of diagnostic and therapeutic services to patients with catastrophic illness, principally in the areas of cancer and kidney failure, including serving as a director, Executive Vice President and Chief Operating Officer, and as President of its principal subsidiary, Comprehensive Cancer Centers, Inc.

         STEVEN R. MATZKIN, D.D.S. Dr. Matzkin has served as Co-Chairman of the Board and Chief Dental Officer since March 1999. Dr. Matzkin was Dental Care Alliance Inc.'s Chairman of the Board,

Chief Executive Officer and President until March 1999. Dr. Matzkin has over 14 years of experience in the administration and management of dental practices. He practiced dentistry in Michigan for six years, during which time he owned five dental practices and managed over 25 dental practices through an affiliate management company. Dr. Matzkin has also been featured as a guest speaker at regional practice management conferences, including the national meeting for the National Association of Dental Plans.

BOARD MEETINGS AND COMMITTEES

         During fiscal 1999, the Board of Directors held seven meetings including four regular quarterly meetings and three special meetings, and acted by unanimous written consent on seven occasions. The Board has an Audit Committee, a Compensation Committee and an Executive Committee and appointed a Special Committee on September 2, 1999 in connection with the merger transaction described below under "Special Committee." Each of the current directors attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board in which such director served during the 1999 fiscal year.

         AUDIT COMMITTEE. The Audit Committee currently consists of three directors, Messrs. Eric Green, Paul Keckley, and Curtis Lee Smith, Jr. The Committee's duties include reviewing internal financial information, monitoring cash flow, budget variances and credit arrangements, reviewing the audit program of the Company, reviewing with the Company's independent accountants the results of all audits upon their completion, annually selecting and recommending independent accountants, overseeing the quarterly unaudited reporting process and taking such other action as may be necessary to assure the adequacy and integrity of all financial information distributed by the Company. The Audit Committee held four meetings during fiscal 1999.

         COMPENSATION COMMITTEE. The Compensation Committee currently consists of three directors, Messrs. Robert Finzi, Wayne Posey, and Robert Raucci. The Compensation Committee is responsible for providing recommendations to the Board of Directors concerning compensation levels for the Company's senior executive officers and working with senior executive officers on benefit and compensation programs for Company employees, including matters related to participation in profit sharing, bonus plans and stock option plans and preparing reports to the extent necessary to comply with applicable disclosure requirements established by the Securities and Exchange Commission or other regulatory bodies. The Compensation Committee held four meetings during fiscal 1999.

         EXECUTIVE COMMITTEE. The Executive Committee currently consists of four directors, Messrs Finzi, Fiore, Raucci and Matzkin. The Executive Committee has all of the authority of the Board of Directors, subject to applicable law.

         SPECIAL COMMITTEE. The Board of Directors established a Special Committee on September 2, 1999 consisting of three directors, Messrs. Paul H. Keckley, H. Wayne Posey and Curtis Lee Smith, Jr., to (i) consider a proposed merger transaction pursuant to which Green Equity Investors III, L.P., an affiliate of Leonard Green & Partners, and a group of affiliates of the Company would become the owners of 100% of the Company, (ii) evaluate the proposal and any future proposal by Leonard Green & Partners or other third parties, (iii) participate the negotiation of the proposed transaction and (iv) advise the Board of Directors of its opinion as to the fairness of the proposed transaction.

DIRECTORS' COMPENSATION

         In fiscal 1999, non-employee members of the Board received no annual fee for services. Non-employee Board members are reimbursed for their reasonable expenses incurred in connection with attending Board meetings. The Company anticipates no increase in such directors' compensation during fiscal 2000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Board of Directors established a Compensation Committee in March 1999. The Compensation Committee currently consists of Messrs. Robert Finzi, Wayne Posey, and Robert Raucci. No member of the Compensation Committee was an officer or employee of the Company at any time during fiscal 1999.

         No executive officer of the Company served on the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board or Compensation Committee.

         For a description of transactions between the Company and members of the Compensation Committee or their affiliates, see the "Certain Transactions" section below.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF MESSRS. ERIC GREEN, PAUL H. KECKLEY AND CURTIS LEE SMITH, JR. AS
                       CLASS I DIRECTORS OF THE COMPANY.

                                  PROPOSAL TWO

           APPROVAL OF AMENDED AND RESTATED 1999 STOCK INCENTIVE PLAN

         The Board has approved the InterDent, Inc. 1999 Stock Incentive Plan, as amended and restated (the "PLAN"), subject to stockholder approval. The Board recommends approval of the Plan because it believes awards under the Plan increase the Company's ability to attract, retain and motivate key employees of the Company and its subsidiaries, directors and dental professionals associated with one of the dental groups managed by the Company or one of its subsidiaries by providing them with an enhanced proprietary interest in the Company, which results in an incentive to enhance the growth and profitability of the Company.

         As of February 29, 2000, of the 2,500,000 shares reserved for issuance under the Plan options to purchase a total of 504,271 shares held by 102 optionees were outstanding as of such date, at a weighted average exercise price of $6.26 per share, and 1,995,729 shares remained available for future grant under the Plan. The closing price of the Company's Common Stock as reported on the Nasdaq National Market on February 29, 2000 was $7.00 per share.

         The Interdent, Inc. 1999 Stock Incentive Plan was adopted by the Board on April 21, 1999 and amended and restated on April 5, 2000. The Plan and any benefits granted under the Plan will be null and void if stockholder approval is not obtained within 12 months after the adoption of the Plan by the Board.

SUMMARY OF AMENDED AND RESTATED 1999 STOCK INCENTIVE PLAN

         The essential terms of the Plan, are summarized below. This summary is not intended to be a complete description of all of the terms of the Plan, and is qualified in its entirety by the terms of the Plan, which is attached to this Proxy Statement as EXHIBIT A and is hereby incorporated herein by reference.

         PLAN ADMINISTRATION. Either the Compensation Committee of the Board or another committee of the Board consisting of two or more non-employee Board members who meet certain requirements are in charge of administering the Plan (the "PLAN ADMINISTRATOR").

         The Compensation Committee or other administrating committee shall be constituted in such a manner as to satisfy all applicable laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended, in accordance with Rule 16b-3 promulgated thereunder. The Plan Administrator has complete discretion to determine eligible individuals, the number of shares subject to an option grant, stock appreciation right or stock issuance, the status of an option as either an Incentive Stock Option or a Non-Statutory Stock Option, the vesting schedule and the maximum term for which any discretionary option is to remain outstanding.

         ELIGIBILITY. Officers and other key employees of the Company and its subsidiaries (whether now existing or subsequently established), directors, independent consultants and advisors to the Company and its subsidiaries, and dental professionals associated with one of the dental groups managed by the Company or one of its subsidiaries are eligible to participate in the Plan. In no event may any one participant in the Plan be granted stock options, separately exercisable stock appreciation rights and direct stock issuances for more than 500,000 shares of the Company's Common Stock in the aggregate per calendar year.

         VALUATION. The fair market value per share of the Company's Common Stock on any relevant date under the Plan shall be the closing selling price per share on that date on the Nasdaq National Market. If there is no reported sale for such date, then the closing selling price for the last previous date for which such quotation exists shall be determinative of fair market value.

         EQUITY INCENTIVE PROGRAMS. Benefits under the Plan may be granted in any one or a combination of (i) Incentive Stock Options (ii) Non-Statutory Stock Options; (iii) Stock Appreciation Rights; and (iv) Stock Awards.

         STOCK OPTIONS. The exercise price per share for Incentive Stock Options shall not be less than 100% of the fair market value per share of the Company's Common Stock on the grant date. For Incentive Stock Options granted to employees possessing 10% or more of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, the exercise price per share may not be less than 110% of such fair market value. The exercise price per share for Non-Statutory Stock Options shall not be less than 85% of the fair market value per share of the Company's Common Stock on the grant date. No granted Incentive Stock Option shall have a maximum term in excess of ten years and no Non-Statutory Stock Option shall have a maximum term in excess of fifteen years.

         Any option held by the optionee at the time of cessation of service shall not remain exercisable beyond the limited period designated by the Plan Administrator at the time of the option grant (usually no greater than 12 months if cessation is due to death or permanent disability and ninety days if cessation is due to retirement or for any reason other than death or permanent disability). During that period the option generally shall be exercisable only for the number of shares of the Company's Common Stock in which the optionee is vested at the time of cessation of service. The Plan Administrator, however, shall have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding option may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at the time of grant or at any time while the options remain outstanding.

         STOCK APPRECIATION RIGHTS. The Plan Administrator, in its discretion, is also authorized to issue Stock Appreciation Rights in connection with option grants made under the Plan. In addition, Stock Appreciation Rights may be granted independently of and without relation to options. Stock Appreciation Rights given in connection with option grants provide holders with the right to surrender all or part of an unexercised option in exchange for a distribution from the Company in an amount equal to the excess of (i) the fair market value (on the option surrender date) of the vested shares of the Company's Common Stock subject to the surrendered option over (ii) the aggregate exercise price payable for such shares in the case such rights were issued in connection with option grants, or (iii) the fair market value of the Common Stock on the date such rights were issued in the case such rights were issued independently of any stock option. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of the Company's Common Stock or partly in shares and partly in cash.

         STOCK AWARDS. The Plan Administrator, in its discretion, may issue Stock Awards to Plan participants. Stock Awards consist of Common Stock transferred to the Plan Participant without other payment therefor as additional compensation for services to the Company and its subsidiaries. Stock Awards are subject to the terms and conditions the Plan Administrator deems appropriate, including restrictions on the sale or other disposition of such shares, rights of the Company to reacquire such shares upon termination of the participant's employment or service within specified periods and conditions requiring that the shares be earned in whole or in part upon the achievement of performance goals established by the Plan Administrator over a designated period of time.

         APPROVAL OF CODE SECTION 162(M) LIMITATIONS The Plan has a provision which limits the number of options, Stock Appreciation Rights and Stock Awards which may be awarded to an employee in any fiscal year to 500,000 shares. The purpose of the amendment is to ensure that any options, Stock Appreciation Rights and Stock Awards granted under the Plan will qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "CODE").

         Under Code Section 162(m) no deduction is allowed in any taxable year of the Company for compensation in excess of $1 million paid to its Chief Executive Officer and each of its four most highly paid other executive officers who are serving in such capacities as of the last day of such taxable year. An exception to this rule applies to compensation that is paid pursuant to a stock incentive plan approved by the Company's stockholders and that specifies, among other things, the maximum number of shares with respect to which options and stock appreciation rights may be granted to eligible employees under such plan during a specified period. Compensation paid pursuant to options and stock appreciation rights granted under such a plan and with an exercise price equal to the fair market value of common stock on the date of grant is deemed to be inherently performance-based, since such awards provide value to employees only if the stock price appreciates.

GENERAL PROVISIONS

         In the case of any merger, consolidation or combination of the Company with or into another corporation, other than a merger, consolidation or combination in which the Company is the continuing corporation and which does not result in the outstanding Common Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof (an "Acquisition"), (i) any participant to whom a stock option has been granted under the Plan will have the right (subject to the provisions of the Plan and any limitation applicable to such option) thereafter and during the term of such option, to receive upon exercise thereof the acquisition consideration receivable upon such Acquisition by a holder of the number of shares of Common Stock which might have been obtained upon exercise of such option or portion thereof, immediately prior to such Acquisition, and (ii) any participant to whom a Stock Appreciation Right has been granted under the Plan will have the right (subject to the provisions of the Plan and any limitation applicable to such right) thereafter and during the term of such right to receive upon exercise thereof the difference between the aggregate fair market value on the applicable date (as set forth in such right) of the Acquisition Consideration receivable upon such Acquisition by a holder of the number of shares of Common Stock which might have been obtained upon exercise of the option related thereto or any portion thereof, as the case may be, immediately prior to such Acquisition and the aggregate option price of the related option, or the aggregate fair market value on the date of grant of the right, whichever is applicable.

         In addition, option grants under the Plan generally provide that the Board may in its sole discretion provide a 30-day period prior to an Acquisition during the option will be exercisable for 100% of the shares subject to the option and after which the option will terminate. The Plan Administrator also has the discretion to make equitable adjustments to option grants and other awards under the Plan in the event of an Acquisition.

         CHANGES IN CAPITALIZATION. In the event any change is made to the outstanding shares of the Company's Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change affecting the outstanding common stock as a class without the Company's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan; (ii) the maximum number and/or class of securities for which any one individual may be granted stock options, separately exercisable Stock Appreciation Rights and Stock Awards in the aggregate per calendar year; and
(iii) the number and/or class of securities and price per share in effect under each outstanding option, Stock Appreciation Right or Stock Award under the Plan.

         TRANSFERABILITY OF PLAN BENEFITS. Benefits under the Plan are only exercisable by the optionee and are therefore not transferable except upon the optionee's death, provided that in the discretion of the Plan Administrator, an optionee may receive a benefit that permits a transfer solely to members of the optionee's immediate family or trusts or family partnerships for the benefit of such persons.

         FINANCIAL ASSISTANCE. The Plan Administrator may institute a loan program in order to assist one or more participants in financing their exercise of outstanding options under the Plan. The form and manner in which such assistance is to be made available (including loans or installment payments with or without security or collateral), and the terms upon which such assistance is to be provided, shall be determined by the Plan Administrator. Any such financing may be subject to forgiveness in whole or in part at the discretion of the Plan Administrator.

         AMENDMENT AND TERMINATION. The Board of Directors may amend or modify the Plan in any or all respects whatsoever, subject to obtaining any required stockholder approval pursuant to the Plan and applicable law, including any applicable stock exchange or National Market requirements. Notwithstanding the foregoing, the Board of Directors may neither amend nor modify the plan if such action would adversely affect the rights and obligations any participant, unless such participant consents to the amendment. In addition, under the Plan the Board of Directors may not, without the approval of the Company's stockholders, amend the Plan to increase the maximum number of shares issuable under the Plan or the maximum number of shares for which any one individual participating in the Plan may be granted stock options, separately exercisable Stock Appreciation Rights and Stock Awards in the aggregate per calendar year. The Plan shall in all events terminate on April 20, 2009, unless sooner terminated by the Board of Directors. In addition, the Plan and any benefits granted thereunder will be void if stockholder approval is not obtained by April 20, 2000.

CERTAIN FEDERAL INCOME TAX INFORMATION

         The following summary of the U.S. federal income tax consequences of Plan transactions is based upon U.S. federal income tax laws in effect on the date of this Proxy Statement. This summary does not purport to be complete, and does not discuss foreign, state or local tax consequences.

         INCENTIVE STOCK OPTIONS. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. However, the difference between the fair market value of the shares on the exercise date and the exercise price paid for the shares is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. In addition, the optionee shall recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition. For federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. The optionee makes a qualifying disposition of the purchased shares if the sale or other disposition of such shares is made after the optionee has held the shares for more than two years after the grant date of the option and more than one year after the exercise date. If the optionee fails to satisfy either of these two minimum holding periods prior to the sale or other disposition of the purchased shares, then a disqualifying disposition shall result.

         Upon a qualifying disposition of the shares, the optionee shall recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over
(ii) the exercise price paid for those shares. If there is a disqualifying disposition of the shares then the lesser of (i) the difference between the amount realized on disposition of the shares and the exercise price paid for those shares or (ii) the difference between the fair market value of the shares on the exercise date and the exercise price paid for the shares shall be taxable as ordinary income. Any additional gain recognized upon the disposition shall be a capital gain.

         If the optionee makes a disqualifying disposition of the purchased shares, then the Company shall be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the amount of ordinary income recognized by the optionee. In no other instance shall the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

         NON-STATUTORY STOCK OPTIONS. No taxable income is recognized by an optionee upon the grant of a Non-Statutory Stock Option. The optionee shall in general recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee shall be required to satisfy the tax withholding requirements applicable to such income.

         If the shares acquired upon exercise of the Non-Statutory Option are subject to repurchase by the Company at the original exercise price in the event of the optionee's termination of service prior to vesting in those shares, then the optionee shall not recognize any taxable income at the time of exercise but shall have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses with respect to those shares over
(ii) the exercise price paid for the shares.

         The optionee may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of exercise of the Non-Statutory Stock Option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee shall not recognize any additional ordinary income as and when the repurchase right lapses.

         The Company shall be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised Non-Statutory Stock Option. In general, the deduction shall be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

         STOCK APPRECIATION RIGHTS. A Plan Participant who is granted a Stock Appreciation Right shall recognize ordinary income in the year exercised equal to the amount of the appreciation distribution. The Company shall be entitled to an income tax deduction equal to the appreciation distribution for the taxable year in which the ordinary income is recognized by the Plan Participant.

         STOCK AWARDS. The tax principles applicable to Stock Awards under the Plan shall be substantially the same as those summarized above for the exercise of unvested shares of the Company's Common Stock under Non-Statutory Stock Option grants.

         PARACHUTE PAYMENTS. If the exercisability of an option or the vesting of shares issued under the Plan were accelerated as a result of a change in control or corporate transaction, all or a portion of the value of the option or stock subject to such acceleration may constitute a "parachute payment" for purposes of the excess parachute provisions of the Code. If total parachute payments exceed three times an employee's average compensation for the five tax years preceding the change in control or corporate transaction, the employer loses its deduction for, and the recipient is subject to a 20% excise tax on the amount of, the parachute payments in excess of one times such average compensation.

PLAN BENEFITS

         The table below describes the Plan benefits as of February 29, 2000, awarded to certain executive officers individually and as a group, to all current members of the Board and to all employees (excluding certain executive officers). The Company cannot now determine the number of options to be granted in the future under the Plan to all current executive officers as a group, all current members of the Board of Directors as a group, or all employees (excluding current executive officers) as a group.

                                                                               NUMBER OF SHARES
                                      NAME AND POSITION                       UNDERLYING OPTIONS
                                      -----------------                       ------------------
         EXECUTIVE OFFICERS:
           Michael T. Fiore ...............................................         75,000
           Dr. Steven R. Matzkin ..........................................         75,000
           L. Theodore Van Eerden..........................................         10,000
           Ranold P. Henry ................................................         10,000
           Grant M. Sadler.................................................         25,000
           Norman R. Huffaker..............................................         10,000
           ALL EXECUTIVE OFFICERS AS A GROUP...............................        180,000

         DIRECTORS:
           Robert Finzi....................................................          2,000
           H. Wayne Posey..................................................          2,000
           Robert F. Raucci................................................          2,000
           Eric Green......................................................          2,000
           Paul H. Keckley.................................................          2,000
           Curtis Lee Smith, Jr............................................          2,000

         ALL EMPLOYEES, EXCLUDING CURRENT EXECUTIVE OFFICERS:                      287,271



VOTE REQUIRED FOR APPROVAL

         The affirmative vote of a majority of the shares voting at the meeting in person or by proxy is required to approve the Amended and Restated InterDent, Inc. 1999 Stock Incentive Plan.


                   THE BOARD OF DIRECTORS RECOMMENDS THAT THE
                    STOCKHOLDERS VOTE FOR THE APPROVAL OF THE
                   INTERDENT, INC. 1999 STOCK INCENTIVE PLAN.

                                 PROPOSAL THREE

                APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN OF 1999

         The Board has approved the InterDent, Inc. Employee Stock Purchase Plan of 1999 (the "Employee Plan"), subject to stockholder approval. The Board recommends approval of the Employee Plan because it believes awards under the Employee Plan increase the Company's ability to attract, retain and motivate key employees of the Company and its subsidiaries by providing them with an enhanced proprietary interest in the Company, which results in an incentive to enhance the growth and profitability of the Company.

SUMMARY OF EMPLOYEE STOCK PURCHASE PLAN

         The essential terms of the Employee Plan, are summarized below. This summary is not intended to be a complete description of all of the terms of the Employee Plan, and is qualified in its entirety by the terms of the Employee Plan, which is attached to this proxy statement as EXHIBIT B.

         The Employee Plan is administered by the Compensation Committee of the Board. All employees of InterDent, except employees who own five percent or more of the Company's Common Stock, whose customary employment is for more than 20 hours per week and for more than five months per year who have been employed by the Company for at least 30 days, are eligible to participate in the Employee Plan. In addition, in the case of employees who are covered by a collective bargaining agreement, such employees will be eligible to participate in such plan only if their bargaining agreement provides for participation in the plan. To participate, an employee must authorize the Company to deduct an amount up to 15% of the employee's gross pay or $885 from his or her regular pay during four month periods commencing on the first business day on or after January 1, April 1, July 1 and October 1 of each year. The maximum number of shares of Common Stock that an employee may purchase in any payment period is determined by applying the formula stated in the Employee Plan. The exercise price for the option for each payment period is 85% of the average closing sales prices of the Company's Common Stock commencing on the Nasdaq National Market during the last five trading days of the quarterly period, excluding the day shares are purchased for such period. An employee's rights under the Employee Plan terminate upon his or her voluntary withdrawal from the Employee Plan or upon termination of employment. However, amounts withheld during a quarterly period prior to receipt by the Company of a notice of withdrawal will be used to purchase Common Stock for the participant at the end of the quarterly period.

         Subject to stockholder approval, the Board has reserved 1,000,000 shares for issuance under the Employee Plan. As of February 29, 2000, 21,219 shares had been issued under the Plan and 978,781 shares remained available for future issuance. If stockholder approval is not obtained at the Annual Meeting on April 20, 2000, the Employee Plan and any action taken under the Employee Plan will be null and void.

CERTAIN FEDERAL INCOME TAX INFORMATION

         The following summary of the U.S. federal income tax consequences of plan transactions is based upon U.S. federal income tax laws in effect on the date of this Proxy Statement. This summary does not purport to be complete, and does not discuss foreign, state or local tax consequences.

         The Employee Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code. The Employee Plan is not qualified under Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

         In general, Employee Plan participants are not subject to any federal income tax when they enroll in the Employee Plan or purchase shares at a discount. For tax purposes, plan participants may recognize ordinary income in the year in which they sell or otherwise dispose of their shares, or the year of their death if they have not made a sale or other disposition of their shares. Plan participants may also recognize a capital gain or loss when they sell or otherwise dispose of any shares.

         A participant's tax consequences will depend on how long he or she holds the Common Stock. If an Employee Plan participant sells or otherwise disposes of any shares within two years after the first day of the offering period in which such shares were purchased, the participant must report as ordinary income in the year of sale or disposition the difference between the fair market value of the shares on the date of purchase and the price the participant paid for such shares. If a participant sells or otherwise disposes of any shares more than two years after the first day of the offering period in which such shares were purchased, the ordinary income the participant must report is the lesser of 15% of the fair market value of the shares on the first day of the offering period in which such shares were purchased or the amount, if any, by which the sale proceeds exceed the purchase price of the shares.

         The amount reported as ordinary income is added to the purchase price of the shares and the total becomes the participant's tax "cost" for determining any gains or losses. Any difference between the sales proceeds and the participant's tax cost will be either capital gain or loss.

PLAN BENEFITS

The table below describes the Company's Common Stock received under the Employee Plan by certain executive officers individually and as a group and by all employees (excluding certain executive officers) as a group as of February 29, 2000. The Company cannot now determine the number of Common Stock to be received in the future under the Employee Plan to all current executive officers as a group or all employees (excluding current executive officers) as a group.

                                                                              NUMBER OF
                                      NAME AND POSITION                      COMMON STOCK
                                      -----------------                         SHARES
         EXECUTIVE OFFICERS:
           Michael T. Fiore ...............................................       448
           Dr. Steven R. Matzkin ..........................................        -
           L. Theodore Van Eerden..........................................       212
           Ranold P. Henry ................................................        -
           Grant M. Sadler.................................................        -
           Norman R. Huffaker..............................................       224

         ALL EMPLOYEES, EXCLUDING CURRENT EXECUTIVE OFFICERS:                  20,335

VOTE REQUIRED FOR APPROVAL

         The affirmative vote of a majority of the shares voting at the meeting in person or by proxy is required to approve the InterDent, Inc. Employee Stock Purchase Plan of 1999.


                   THE BOARD OF DIRECTORS RECOMMENDS THAT THE
                    STOCKHOLDERS VOTE FOR THE APPROVAL OF THE
              INTERDENT, INC. EMPLOYEE STOCK PURCHASE PLAN OF 1999.

                                  PROPOSAL FOUR

           APPROVAL OF DENTAL PROFESSIONAL STOCK PURCHASE PLAN OF 1999

         The Board has approved the InterDent, Inc. Dental Professional Stock Purchase Plan of 1999 (the "Dental Plan"), subject to stockholder approval. The Board recommends approval of the Dental Plan because it believes awards under the Dental Plan increase the Company's ability to attract, retain and motivate dental professionals associated with one of the dental groups managed by the Company or one of its subsidiaries by providing them with an enhanced proprietary interest in the Company, which results in an incentive to work hard and enhance the growth and profitability of the Company.

SUMMARY OF DENTAL PROFESSIONAL STOCK PURCHASE PLAN

         The essential terms of the Dental Plan, are summarized below. This summary is not intended to be a complete description of all of the terms of the Dental Plan, and is qualified in its entirety by the terms of the Dental Plan. The Dental Plan is attached to this Proxy Statement as EXHIBIT C.

         The Dental Plan is administered by the Compensation Committee of the Board. All regular dental professionals, including dentists, specialists and dental hygienists, employed by corporations and other business organizations that have entered into long-term management agreements with the Company, except dental professionals who own five percent or more of the Company's Common Stock, whose customary service is more than 20 hours per week and for more than five months per year who have been providing service to a professional corporation or business organization managed by the Company for at least 30 days, are eligible to participate in the plan. In addition, in the case of dental professionals who are covered by a collective bargaining agreement, such persons will be eligible to participate in the plan only if their bargaining agreement provides for participation in the Dental Plan. To participate, a dental professional must authorize the Company to deduct an amount up to 15% of the dental professional's gross pay or $885, from his or her regular pay during four month periods commencing on the first business day on or after January 1, April 1, July 1 and October 1 of each year. The maximum number of shares of the Company's Common Stock that a dental professional may purchase in any payment period is determined by applying the formula stated in the Dental Plan. The exercise price for the option for each payment period is 85% of the average of the closing sales price of the Company's Common Stock on the Nasdaq National Market during the last five trading days of the quarterly period, excluding the day shares are purchased for such period. If a dental professional is not to exercise his or her option, the amount of his or her accumulated payroll deductions will be refunded. A dental professional's rights under the Dental Plan terminate upon his or her voluntary withdrawal from the plan or upon termination of service with a professional corporation or other business organization managed by the Company. However, amounts withheld during quarterly period prior to receipt by the Company of a notice of withdrawal will be used to purchase Common Stock for the participant at the end of the quarterly period.

         Subject to stockholder approval, the Board has reserved 500,000 shares for issuance under the Dental Plan. As of February 29, 2000, 20,073 shares had been granted under the Plan and 479,927 shares remained available for future grant.

CERTAIN FEDERAL INCOME TAX INFORMATION

         The following summary of the U.S. federal income tax consequences of plan transactions is based upon U.S. federal income tax laws in effect on the date of this Proxy Statement. This summary does not purport to be complete, and does not discuss foreign, state or local tax consequences.

         A dental professional will realize ordinary income on the date shares of the Company's Common Stock are purchased under the Dental Plan in an amount equal to the excess of the fair market value of the shares purchased over the purchase price. The tax basis of these purchased shares will be equal to the fair market value of the shares on the purchase date for purposes of determining any capital gain or loss upon disposition of the shares.

PLAN BENEFITS

         As of the date of this Proxy Statement, none of the named executive officers has received any shares of the Company's Common Stock under the Dental Plan, nor has any member of the Board. As of February 29, 2000, dental professionals have received 20,073 shares of the Company's Common Stock under the Dental Plan. The Company cannot now determine the number of Common Stock to be received in the future under the Dental Plan to all current executive officers as a group or all dental professionals as a group.

VOTE REQUIRED FOR APPROVAL

         The affirmative vote of a majority of the shares voting at the meeting in person or by proxy is required to approve the InterDent, Inc. Dental Professional Stock Purchase Plan of 1999.


                   THE BOARD OF DIRECTORS RECOMMENDS THAT THE
                    STOCKHOLDERS VOTE FOR THE APPROVAL OF THE
        INTERDENT, INC. DENTAL PROFESSIONAL STOCK PURCHASE PLAN OF 1999.

                                  PROPOSAL FIVE

                      RATIFICATION OF INDEPENDENT AUDITORS

         The Board of Directors appointed the firm of KPMG LLP independent auditors for the Company during fiscal year 2000 and is asking the stockholders to ratify this appointment. The affirmative vote of a majority of the shares represented and voting at the annual meeting is required to ratify the selection of KPMG LLP.

         In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of different independent auditors at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its stockholders.

         A representative of KPMG LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

                   THE BOARD OF DIRECTORS RECOMMENDS THAT THE
                  STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE
                         SELECTION OF KPMG LLP TO SERVE
           AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL YEAR 2000.



                                  OTHER MATTERS

         The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named on the enclosed proxy card to vote the shares they represent as the Board may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy card.

                             OWNERSHIP OF SECURITIES

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of February 29, 2000 for
(i) all persons who are beneficial owners of five percent (5%) or more of the outstanding shares of the Company's Common Stock, (ii) each director of the Company, (iii) the Company's Chief Executive Officer and the five other most highly paid executive officers as of the fiscal year ended December 31, 1999, and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable. Unless otherwise indicated, the address of each person listed in the table is 222 North Sepulveda Boulevard, Suite 740, El Segundo, California 90245.

                                                                     NUMBER OF     PERCENT
                                    NAME                           SHARES (#)(1)    (%)(2)
                                    ----                           -------------    ------
Michael T. Fiore (3)..............................................     405,522       1.39%
Dr. Steven R. Matzkin (4).........................................   2,532,347       8.69%
L. Theodore Van Eerden (5)........................................      75,975         *
Ranold P. Henry (6)...............................................      17,500         *
Norman R. Huffaker (7)............................................      51,517         *
Robert Finzi (8)..................................................   3,170,149      10.35%
Eric Green (9)....................................................   2,714,940       8.53%
Paul H. Keckley (10)..............................................       5,300         *
H. Wayne Posey (11)...............................................      35,080         *
Robert F. Raucci (12).............................................      43,004         *
Curtis Lee Smith, Jr. (13)........................................     796,214       2.74%
C.B. Capital Investors, L.P. (14).................................   2,714,940       8.53%
   380 Madison Avenue
   12 Floor
   New York, NY 10017
   Attention: Eric Green
Sprout Capital VII L.P. and certain related
  Entities (15)...................................................   3,170,149      10.35%
   3000 Sand Hill Road
   Bldg. 3, Suite 170
   Menlo Park, CA 94025
   Attention: Robert Finzi
SRM Trust.........................................................   2,553,677       8.77%
All executive officers and directors as a group
 (11 persons) (16)................................................  12,401,225      36.91%

-----------

 *       Less than one percent (1%)

(1) To the Company's knowledge, except as indicated in the footnotes to this table and subject to applicable community property laws, each of the persons named in this table has sole voting and investment power with respect to all shares of Common Stock indicated opposite such person's name.

(2) Based on 29,107,374 shares of Common Stock outstanding at February 29, 2000. Shares of Common Stock subject to options, warrants and convertible notes and other purchase rights currently exercisable or convertible, or exercisable or convertible within 60 days of February 29, 2000 are deemed outstanding for computing the percentage of the person or entity holding such securities but are not deemed outstanding for computing the percentage of any other person or entity.

(3) Includes 33,382 shares currently subject to repurchase by the Company at $0.45 per share and options to purchase 48,750 shares of Common Stock that are presently vested or will vest within 60 days of February 29, 2000.

(4) Includes options to purchase 32,110 shares of Common Stock that are presently vested or will vest within 60 days of February 29, 2000.

(5) Includes options to purchase 73,100 shares of Common Stock that are presently vested or will vest within 60 days of February 29, 2000. Also includes a warrant to purchase 2,875 shares at $7.5 per share.

(6) Includes options to purchase 17,500 shares of Common Stock that are presently vested or will vest within 60 days of February 29, 2000.

(7) Includes options to purchase 51,517 shares of Common Stock that are presently vested or will vest within 60 days of February 29, 2000.

(8) Includes 3,169,658 shares beneficially owned by Sprout Capital VII, L.P. and certain related entities, as described in footnote 15 below. Mr. Finzi, as a general partner of a general partner of entities within this group, may be deemed to share voting and dispositive power with respect to each shares. Mr. Finzi disclaims beneficial ownership of these shares.

(9) Includes 2,714,440 shares beneficially owned by C.B. Capital Investors, L.P. Mr. Green, as an affiliate of C.B. Capital Investors, L.P., may be deemed to share voting and dispositive power with respect to each shares. Mr. Green disclaims beneficial ownership of these shares.

(10) Consists of options to purchase 5,300 shares of Common Stock that are presently vested or will vest within 60 days of February 29, 2000.

(11) Includes options to purchase 8,845 shares of Common Stock that are presently vested or will vest within 60 days of February 29, 2000.

(12) Includes options to purchase 8,850 shares of Common Stock that are presently vested or will vest within 60 days of February 29, 2000.

(13) Includes options to purchase 8,850 shares of Common Stock that are presently vested or will vest within 60 days of February 29, 2000.

(14) Consists of 2,714,440 shares of Common Stock issuable upon conversion of convertible notes and preferred stock. The general partner of C.B. Capital Investors, L.P. is C.B. Capital Investors, Inc., a wholly-owned subsidiary of The Chase Manhattan Bank, which has voting and investment control over C.B. Capital Investors, L.P.

(15) Includes 1,520,087 shares of Common Stock issuable upon conversion of convertible notes and preferred stock. DLJ Capital Corp. is the Managing General Partner of each of The Sprout CEO Fund, L.P., Sprout Grown II, L.P. and Sprout Capital VII, L.P. and has voting And investment control over the shares held by each of these three stockholders. DLJ Capital Corp. is a wholly-owned subsidiary of Donaldson, Lufkin & Jenrette, Inc., which has voting and investment control over DLJ Capital Corp. DLJ LBO Plans Management Corporation is the manager of DLJ First ESC DLJ LBO Plans Management Corporation is an indirect wholly-owned subsidiary of DLJ, Inc., which has voting and investment control over DLJ LBO Plans Management Corporation.

(16) Includes 254,904 shares of Common Stock subject to repurchase by the Company. Also includes 339,247 shares subject to repurchase by the Company at a price of $0.225 per share, which repurchase rights lapse at a rate of 2,431 shares per month until August 31, 2001, at which time the Company's repurchase rights will have lapsed as to all such 339,247 shares. Also includes options to purchase 255,822 shares of Common Stock that are presently vested or will vest within 60 days of February 29, 2000 and 4,234,527 shares issuable upon conversion of convertible notes or preferred stock or upon exercise of warrants.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION


         The Company's executive compensation program has been administered by the Compensation Committee of the Board of Directors since March 1999. The current members of the Compensation Committee are Messrs. Robert Finzi, Wayne Posey, and Robert Raucci, each of whom is a non-employee director within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and an "outside director" within the meaning of Section 162(m) of the Code.

GENERAL COMPENSATION PHILOSOPHY

         The role of the Compensation Committee is to review and administer all compensation arrangements for executive officers of the Company, and to be responsible for administering the Company's stock plans. The Company's compensation philosophy for officers is to relate compensation to corporate performance and increases in stockholder value, while providing a total compensation package that is competitive and enables the Company to attract, motivate, reward and retain key executives and employees. The Compensation Committee currently uses salaries, bonuses and stock options to meet these goals.

EXECUTIVE COMPENSATION

         BASE SALARY. Salaries for executive officers for 1999 were generally determined by the Board on an individual basis at the time of hiring. The majority of the Company's executives were hired prior to the active role of the current Compensation Committee in compensation matters. For 2000, the Compensation Committee will review the base salaries of the executive officers by evaluating each executive's scope of responsibility, performance, prior experience and salary history, as well as the salaries for similar positions at comparable companies.

         ANNUAL INCENTIVE AWARDS. During 1999, the Company adopted a bonus plan for executives which rewards them based upon the performance of the Company and the performance of their respective business units, where applicable. Bonuses payable to executives were determined by negotiations between the particular executive and the Company during the hiring process or at the discretion of the Compensation Committee.

         LONG-TERM INCENTIVE AWARDS. The Compensation Committee believes that equity-based compensation in the form of stock options links the interests of executives with the long-term interests of the Company's stockholders and encourages executives to remain in the Company's employ. Beginning in 1999, the Board granted options in accordance with its 1999 Stock Incentive Plan. Grants are awarded based on a number of factors, including the individual's level of responsibility, the amount and term of options already held by the individual, the individual's contributions to the achievement of the Company's financial and strategic objectives, and industry practices and norms. These grants, and the Plan, are subject to stockholder approval.

CHIEF EXECUTIVE OFFICER COMPENSATION

         Mr. Fiore's current base salary of $300,000 was paid pursuant to the terms of his 1999 employment agreement with the Company and Mr. Fiore also received a bonus of $60,000. Mr. Fiore was granted 75,000 options during fiscal 1999 under the Amended and Restated 1999 Stock Incentive Plan. For 2000, the Compensation Committee will evaluate his compensation consistent with the factors described above for all executive officers.

INTERNAL REVENUE CODE SECTION 162(M) LIMITATION

         Section 162(m) of the Code limits the tax deduction to $1 million for compensation paid to certain executives of public companies. However, performance-based compensation that has been approved by stockholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the Board committee that establishes such goals consists only of "outside directors." Additionally, stock options will qualify for the performance-based exception where, among other requirements, the exercise price of the option is not less than the fair market value of the stock on the date of grant, and the plan includes a per-executive limitation on the number of shares for which options may be granted during a specified period. All members of the Compensation Committee qualify as outside directors. The Amended and Restated 1999 Stock Incentive Plan is being submitted to the Company's stockholders for approval in order that grants made thereunder will meet the Section 162(m) requirements for "performance based" compensation and be exempt from the limitations on deductibility. Historically, the combined salary and bonus of each executive officer has been below the $1 million limit. The Compensation Committee's present intention is to grant future compensation that does not exceed the limitations of Section 162(m), although the Compensation Committee reserves the right to award compensation that does not comply with those limits on a case-by-case basis.


                                            COMPENSATION COMMITTEE

                                            ROBERT FINZI
                                            WAYNE POSEY
                                            ROBERT RAUCCI

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth the compensation earned, by the Company's Chief Executive Officer and the five other highest-paid executive officers whose salary and bonus for fiscal 1999 was in excess of $100,000, for services rendered in all capacities to the Company and its subsidiaries for each of the last two fiscal years. (1) No executive officer who would have otherwise been includable in such table on the basis of salary and bonus earned for fiscal 1999 has been excluded by reason of his or her termination of employment or change in executive status during that fiscal year. The individuals included in the table collectively will be referred to as the named executive officers.

                                                                                           LONG-TERM
                                                                       ANNUAL            COMPENSATION
                                                                    COMPENSATION          SECURITIES
                 NAME AND PRINCIPAL                                 ------------           UNDERLYING          ALL OTHER
                     POSITION                          YEAR   SALARY ($)   BONUS ($)      OPTIONS (#)      COMPENSATION ($)
                     ----------                        ----   ----------   ---------      -----------      ----------------
                                                       (1)                                    (2)                  (3)
Michael T. Fiore - Co-Chairman of the Board, Chief
Executive Officer and President (4)..................  1999    289,585        60,000         75,000                -
                                                       1998    242,714           -          100,000                -
                                                       1997     35,000(5)     50,000            -                  -

Steve R. Matzkin, D.D.S. - Co-Chairman of the Board,
   President and Chief Dental Officer (6)............  1999    274,614       180,000         75,000                -
                                                       1998    200,000           -              -                  -
                                                       1997    200,000           -           13,360                -

Ranold P. Henry - Chief Operating Officer (7)........  1999    202,500        25,000         10,000                -
                                                       1998     89,375           -           75,000            40,015(8)

L. Theodore Van Eerden - Executive Vice President
and Chief Development Officer (9)....................  1999    155,000        55,000         10,000                -
                                                       1998    140,000           -           25,000                -
                                                       1997    122,994        60,000        101,000(10)            -

Grant M. Sadler - Senior Vice President/Development
and Co-Founder  (11).................................  1999    175,000        30,000         25,000                -
                                                       1998    175,000           -              -                  -

                                                       1997     29,166(5)     15,000            -                  -

Norman R. Huffaker - Chief Financial Officer (12)....  1999    140,000        28,500         10,000                -
                                                       1998    140,000           -           53,000                -
                                                       1997     23,334(5)     25,000         33,381(13)            -


(1) The Company did not commence operations until March 13, 2000, the effective date of a merger pursuant to which Gentle Dental Service Corporation and Dental Care Alliance, Inc. each became a wholly-owned subsidiary of the Company. Information in the table for fiscal 1998 and 1997 represents the executive officer's compensation at Gentle Dental Service Corporation or Dental Care Alliance, Inc., each of which became a wholly-owned subsidiary of the Company in March 1999.
(2) Represents the converted number of underlying options granted pursuant to the Gentle Dental Service Corporation and Dental Care Alliance, Inc. merger.
(3) The aggregate amount of perquisites and other personal benefits provided to such named executive officer is less than 10% of total salary and bonus of such officer.
(4) Mr. Fiore's annual base salary for fiscal year 1999 was $300,000. At December 31, 1999, Mr. Fiore held 93,885 shares of Common Stock as unvested restricted Stock. Mr. Fiore also held 33,382 shares of Common Stock subject to repurchase, as certain performance targets were not achieved through December 31, 1998.

(5) Amounts shown reflect compensation earned from November 4, 1997 (the effective date of the GMS Dental Group, Inc. ("GMS") merger with Gentle Dental Service Corporation).
(6)   Dr. Matzkin's annual base salary for fiscal year 1999 was $280,000.
(7) Includes compensation earned from June 29,1998 (the effective date of employment). Mr. Henry's annual base salary for fiscal year 1999 was $210,000.
(8)   Amount represents taxable reimbursable relocation assistance.
(9)   Mr. Van Eerden's base salary for fiscal year 1999 was $160,000.
(10) Includes options for 37,500 shares originally granted in 1996 and repriced at the time of the Gentle Dental Service Corporation initial public offering.
(11) Mr. Sadler's annual base salary for fiscal year 1999 was $175,000. At December 31, 1999, Mr. Sadler held 36,465 shares of unvested restricted stock. Mr. Sadler also held 220,510 shares of Common Stock subject to repurchase, as certain performance targets were not achieved through December 31, 1998.
(12)  Mr. Huffaker's annual base salary for fiscal year 1999 was $140,000.
(13) Consists of options to purchase 100,000 shares of GMS Common Stock granted to Mr. Huffaker on December 4, 1996, which options were converted into options to purchase 33,381 shares of the Gentle Dental Service Corporation Common Stock in connection with the Gentle Dental Service Corporation and GMS merger on November 4, 1997, and subsequently into 33,381 shares of the Company's Common Stock in March 1999.

                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table contains information concerning the stock options granted to the named executive officers during the 1999 fiscal year. Except where otherwise indicated, all the grants were made under the Company's Amended and Restated 1999 Stock Incentive Plan. No stock appreciation rights were granted to the named executive officers during fiscal year 1999.

                                                            INDIVIDUAL GRANTS
                                         ---------------------------------------------------------
                                            NUMBER OF         % TOTAL
                                            SECURITIES        OPTIONS                                POTENTIAL REALIZABLE
                                            UNDERLYING      GRANTED TO                             VALUE AT ASSUMED ANNUAL
                                         OPTIONS GRANTED     EMPLOYEES    EXERCISE                   RATES OF STOCK PRICE
                                                             IN FISCAL    OF BASE     EXPIRATION   APPRECIATION FOR OPTION
                                                               YEAR         PRICE        DATE              TERM (3)
       NAME                                  (#) (1)            (2)         ($/SH)                     5%          10%
       ----                                  -------            ---         ------                     --          ---
       Michael T. Fiore................       75,000           14.4         6.0625      4/20/09     $740,639    $1,179,344
       Steven R. Matzkin, D.D.S........       75,000           14.4         6.0625      4/20/09     $740,639    $1,179,344
       Ranold P. Henry.................       10,000            1.9         6.0625      4/20/09      $98,752      $157,246
       L. Theodore Van Eerden..........       10,000            1.9         6.0625      4/20/09      $98,752      $157,246
       Grant M. Sadler.................       25,000            5.0         6.0625      4/20/09     $246,880      $393,115
       Norman R. Huffaker..............       10,000            1.7         6.0625      4/20/09      $98,752      $157,246

----------

(1) The options generally vest at a rate of 25% after one year of service to the Company or one of its subsidiaries and then monthly in equal installments for the 36-month period following the first year of service.

(2) Based on an aggregate of 504,271 options granted to directors and employees of the Company in fiscal year 1999, including the named executive officers.

(3) The potential realizable value is calculated based on the term of the option at its time of grant (ten years) and assumes a fair market value equal to the exercise price per share on the date of grant. It is calculated by assuming that the stock price appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the option holder is possible unless the stock price increases over the option term.


AGGREGATE OPTION EXERCISES AND FISCAL YEAR END VALUES

         None of the named executive officers exercised an option during fiscal year 1999. The table below sets forth information with respect to such option exercise and the unexercised options held by the named executive officers as of the end of fiscal year 1999. No stock appreciation rights were exercised during such fiscal year, and no stock appreciation rights were outstanding at the end of such fiscal year.

                             YEAR-END OPTION VALUES
                                FISCAL YEAR 1999

                                                             NUMBER OF SECURITIES UNDERLYING           VALUE OF UNEXERCISED
                                                              UNEXERCISED OPTIONS AT FISCAL           "IN-THE-MONEY" OPTIONS
                                                                     YEAR END (#) (1)             AT FISCAL YEAR END ($) (1) (2)
                                                                     ----------------             ------------------------------
                                                 VALUE
                              SHARES ACQUIRED  REALIZED
NAME                          ON EXERCISE (#)     ($)        EXERCISABLE       UNEXERCISABLE       EXERCISABLE      UNEXERCISABLE
----                          ---------------     ---        -----------       -------------       -----------      -------------
Michael T. Fiore                     -             -            10,000            115,000            $ 20,625         $232,500
Steven R. Matzkin, D.D.S.            -             -            13,360             75,000              11,657          150,000
Ranold P. Henry                      -             -              -                10,000                 -             20,000
L. Theodore Van Eerden               -             -            70,600             65,400             211,213          169,664
Grant M. Sadler                      -             -              -                25,000                 -             50,000
Norman R. Huffaker                   -             -            27,817             15,564             211,757           62,356

-----------

(1) Options are "in-the-money" if the fair market value of the underlying securities exceeds the exercise price of the option. Options are "out-of-the-money" if the exercise price of the option exceeds the fair market value of the underlying securities.

(2) Calculated by determining the difference between the fair market value of the securities underlying the in-the-money options at December 31, 1999 (based on the closing price of $8.063 for the Company's common stock on Nasdaq for December 30, 1999, the trading day immediately preceding the end of fiscal 1999) and the exercise price of the options.

                              CERTAIN TRANSACTIONS

OTHER TRANSACTIONS

         PERFORMANCE SHARES. Mr. Fiore and Grant M. Sadler have purchased certain shares of the Company's Common Stock, subject to the right of the Company to repurchase the unvested portion of such shares in the event certain performance criteria were not achieved in 1997 and 1998. Such performance criteria were not achieved and as a result 33,382 of Mr. Fiore's shares of the Company's Common Stock and 220,510 of Mr. Sadler's shares are now subject to the repurchase option.

         On April 1, 1997, Mr. Fiore was granted stock options by GMS Dental Group, Inc. exercisable for 750,000 shares of GMS Dental Group, Inc. common stock at an aggregate exercise price of $150,000. On the same date, Mr. Fiore exercised the options for all such shares. The exercise price was paid in the form of a secured promissory note in the principal amount of $150,000, which bears annual interest at the rate of 6.84% compounded annually. All unpaid principal and accrued interest becomes due and payable on March 31, 2001. In the merger of GMS Dental Group, Inc. with and into Gentle Dental Service Corporation ("Gentle Dental"), the shares purchased on exercise of Mr. Fiore's options were converted into 333,816 shares of Gentle Dental common stock and in the merger of an acquisition subsidiary of the Company with and into Gentle Dental the shares were converted into 333,816 shares of the Company's Common Stock. Of these shares, 300,434 shares are subject to a four year vesting schedule under which 25% of the shares vested on April 1, 1998 and the remaining shares vest in equal amounts over the next 36 months. All unvested shares are subject to repurchase by the Company at $0.45 per share upon termination of Mr. Fiore's service for cause. The unvested shares will become fully vested in the event Mr. Fiore's service is terminated for any reason other than for cause. The remaining 33,382 shares of Common Stock held by Mr. Fiore are currently subject to repurchase by Gentle Dental at $0.45 per share because Gentle Dental did not meet certain performance targets in 1997 and 1998.

         An additional 340,255 shares of the Company's Common Stock held by certain other former GMS Dental Group, Inc. stockholders (including 42,060 shares held by Sprout Capital VII and certain related entities) are also subject to repurchase by the Company at an average price of $0.37 per share ($.45 per share for Sprout Capital VII L.P. and certain related entities) because Gentle Dental did not meet certain performance targets in 1997 and 1998.

         EMPLOYMENT ARRANGEMENTS. The Company entered into employment agreements, effective as of March 11, 1999, with each of Michael T. Fiore, Steven R. Matzkin, D.D.S., and L. Theodore Van Eerden. Pursuant to their employment agreement, Mr. Fiore serves as the Company's Co-Chairman and Chief Executive Officer; Dr. Matzkin serves as the Co-Chairman, President and Chief Dental Officer, and Mr. Van Eerden serves as the Company's Chief Development Officer, an Executive Vice President and Secretary. The agreements set the base salary for Messrs. Fiore, Matzkin and Van Eerden at $300,000, $280,000 and $160,000, respectively, and describe the respective duties and benefits of the employee, including the right to participate in any executive bonus plan. The Company may raise the base salary of each employee from time to time in its discretion. The agreements with Messrs. Fiore and Matzkin have a three-year term and the agreement with Mr. Van Eerden is "at will" in that either party may terminate the employment relationship at any time for any reason, with or without cause.

Each of these employment agreement provides that if the employee is terminated by the Company for any reason other than "cause" or by the employee for "good reason," as such terms are described in the employment agreements, and so long as the employee abides by the nonsolicitation, noncompetition and confidentiality provision in the employment agreement, the employee is entitled to receive certain severance payments. Mr. Fiore is entitled to receive severance payments in an amount equal to his base salary in effect at the time of his termination for 36 months following the termination, payable in equal bi-monthly installments. Dr. Matzkin's employment agreement contains a similar provision but his 36 months' severance is payable in lump sum at the time of termination. The employment agreement with Mr. Van Eerden also contains a similar severance provision, pursuant to which Mr. Van Eerden is entitled to receive 12 equal monthly payments in an aggregate amount equal to 12 months' base salary.

         The employment agreements also provide that in the event of (i) termination of the employee's employment by the Company without "cause" of by the employee for "good reason," (ii) termination of the employee's employment due to death or physical disability or (iii) a "change in control" (as described in the employment agreements), all of the Common Stock subject to outstanding options or shares subject to any restrictions held by the employee will be fully vested as of the date of such event and will become eligible for the benefits of any then existing agreement between the Company and the employee providing for the registration of the Company's capital stock under the Securities Act of 1933, as amended.

         In March 1999, the Company assumed the rights and obligations of Gentle Dental Service Corporation, its wholly-owned subsidiary, under the employment letters, dated as of September 1, 1996 and November 7, 1996, that set forth the basic terms and conditions of employment of Grant M. Sadler and Norman R. Huffaker, the Company's Senior Vice President/Development and Co-Founder, and Chief Financial Officer, respectively. Messrs Sadler and Huffaker are entitled to continuation of their respective base salary for nine months if their employment is terminated by the Company without "cause" or if they voluntarily terminate their employment for "good reason."

         OTHER TRANSACTIONS. In 1993, Dr. Matzkin sold four dental practices in Michigan to Dr. David Ross Johnson, a dental director, for a $237,000 note under which payments commenced in May 1997. In connection with that sale Profit Dental Management, Inc., a corporation controlled by Dr. Matzkin, agreed to provide consulting services to these practices for $18,000 per month until May 1997 and $15,000 per month thereafter through May 2005. In July 1997, Dental Care Alliance, Inc. ("Dental Care Alliance"), a wholly-owned subsidiary of the Company purchased the right to manage these practices for $846,000 and entered into a global management agreement pursuant to which it will provide management services to these practices until 2005. Dental Care Alliance subcontracted the day-to-day management services to an affiliate of Dr. Johnson, but retains most other management functions for which it retains 20% of net profits of these practices, after certain adjustments, and Dr. Johnson's affiliate is paid 80% of such net profits. Dental Care Alliance also receives $800 per month from each practice as a licensing fee.

         Certain of the managed dental centers lease their office facilities from entities controlled by Dr. Matzkin. Such leases terminate at various times between 2000 and 2004. Managed dental centers and Dental Care Alliance paid rent pursuant to the leases in the aggregate amount of $193,900 in 1997 and have paid $247,900 from January 1, 1998 through February 29, 2000.. Dr. Matzkin also owns certain dental laboratories that perform laboratory services for the managed dental centers, primarily relating to the making of prostheses. In 1999 the amount paid by the managed dental centers to such laboratories was $116,200 of which $60,000 was advanced by

Dental Care Alliance in 1996 and remains outstanding at February 29, 2000, while the amount paid from January 1, 1998 through September 30, 1998 was $121,000. Dr. Matzkin owns 33.3% of the capital stock of Equipment Management Services, an equipment leasing company. Certain managed dental centers have entered into capitalized equipment leases with Equipment Management Services. Amounts paid by such managed dental centers to Equipment Management Services pursuant to such leases aggregated approximately $26,400 in 1999. Dental Care Alliance believes that such arrangements are no less favorable to such managed dental centers than could have been obtained in arms-length transactions with unrelated third parties. In addition, Dr. Matzkin has personally guaranteed an aggregate of approximately $1.6 million of indebtedness of certain of the managed dental centers.

         In March 1999, InterDent, including Mr. Fiore and Dr. Matzkin, received, with respect to the shares held by such affiliates and the shares issuable upon exercise of options and warrants held by such affiliates, (a) "piggyback" registration rights, and (b) one demand registration right per calendar year. The Company, will, however, is obligated to effect no more than one demand registration during any calendar year. Upon a request for a demand registration by any affiliate, all other affiliates will be entitled to participate in such registration with all other affiliates electing to participate pro rata on the basis of the number of registerable shares held by each participating affiliate. Further, the Company will not be required to cause a registration under the above-described demand registration rights unless the aggregate offering price of all registerable shares to be registered pursuant to such demand registration rights, before deduction of underwriting discounts and commissions exceeds $5,000,000.

         On February 8, 2000, the Company filed a preliminary proxy statement and related materials regarding a proposal to approve a merger agreement and the transactions contemplated thereby, pursuant to which ID Recap, Inc., a wholly-owned acquisition subsidiary of Green Equity Investors III, L.P., an affiliate of Leonard Green & Partners, would be merged with and into the Company, with the Company being the surviving corporation. As a result of the merger, Green Equity Investors III, L.P. and a group of the Company's affiliates would become the owners of 100% of the outstanding capital stock of the Company. The members of this affiliate group consists of Michael T. Fiore, SRM 1993 Children's Trust, CB Capital Investors, L.P., DLJ Capital Corp., DLJ First ESC L.L.C., Sprout Capital VII, L.P., Sprout Growth II, L.P. and The Sprout CEO Fund, L.P. and related persons. The Company has not filed a definitive proxy in connection with this proposed transaction as of the date of this Proxy Statement.

                        COMPARISON OF STOCKHOLDER RETURN(1)

         The graph depicted below reflects a comparison of the cumulative total return (change in stock price plus reinvestment dividends) of the company's common stock with the cumulative total returns of the Nasdaq Composite Index and peer issuers in the temporary staffing industry.2 The graph covers the period from March 13, 1999, the date of the mergers whereby Gentle Dental and Dental Care Alliance each became a wholly-owned subsidiary of the Company, through the last trading day of fiscal 1999.

         The graph assumes that $100 was invested on March 13, 1999 in the Company's Common Stock and in each index and that all dividends were reinvested. No cash dividends have been declared on the Company's Common Stock.

                                                   INDEXED RETURNS
                                 BASE              QUARTERS ENDING
                                PERIOD
COMPANY NAME/INDEX              12MAR99    MAR99    JUN99      SEP99    DEC99
===============================================================================
INTERDENT INC                    100      110.00    146.24    167.50    174.24
NASDAQ US INDEX                  100      103.39    113.12    115.70    166.98
PEER GROUP                       100      112.41    103.62    119.41     80.14



PEER GROUP COMPANIES
===============================================================================
AMERICAN DENTAL PARTNERS INC
APPLE ORTHODONTIX INC -CL A
CASTLE DENTAL CENTERS INC
MONARCH DENTAL CORP
ORTHODONTIC CENTERS OF AMER
PENTEGRA DENTAL GROUP INC

         The Company's Common Stock was first traded publicly on March 13, 1999. The graph depicts cumulative returns calculated on an annual basis on $100 invested in InterDent Common Stock, the Nasdaq Composite Index and a Peer Group Index consisting of American Dental Partners, Inc., Apple Orthodontix, Inc., Castle Dental Centers, Inc., Monarch Dental Corp., Orthodontic Centers of America, and Pentegra Dental Group.

-----------
 (1) The performance graph and all of the material in the Compensation Committee Report is not deemed filed with the Securities and Exchange Commission, and is not incorporated by reference to any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing.

(2) Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

                        COMPLIANCE WITH SECTION 16 OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

         Based solely on the Company's review of such forms and amendments thereto furnished to the Company and written representations from certain reporting persons, the Company believes that all executive officers, directors and greater than 10% stockholders complied with all filing requirements applicable to them with respect to transactions during fiscal year 1999.

                           ANNUAL REPORT ON FORM 10-K

         A copy of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2000 for fiscal 1999 has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting.


Dated: April 7, 2000

                                             THE BOARD OF DIRECTORS OF
                                             INTERDENT, INC.

                                    EXHIBIT A

                              AMENDED AND RESTATED
                            1999 INCENTIVE STOCK PLAN















                                    EXHIBIT A

                              AMENDED AND RESTATED

                                 INTERDENT, INC.

                            1999 STOCK INCENTIVE PLAN



         1. PURPOSE. The InterDent, Inc. 1999 Stock Incentive Plan, as amended and restated (the "PLAN"), is intended to provide incentives which will attract and retain highly competent persons as officers, employees and directors of InterDent, Inc., a Delaware corporation (the "COMPANY"), its subsidiaries and dentists and other professionals employed by corporations, partnerships, sole proprietorships or other business organizations (collectively, the "AFFILIATED DENTAL PRACTICES") which have entered into agreements with the Company or one of its subsidiaries under which the Company or one of its subsidiaries manages the non-professional aspects of the Affiliated Dental Practices, by providing them opportunities to acquire shares of common stock of the Company, $.001 par value per share ("COMMON STOCK"), or to receive monetary payments based on the value of such shares pursuant to the Benefits described herein.

         2. ADMINISTRATION. The Plan will be administered by the Compensation Committee of the Board of Directors of the Company or another committee (the "COMMITTEE"), appointed by the Board from among its members consisting of two or more non-employee Directors who shall meet the requirements set forth in Securities and Exchange Commission Regulation Section 240.16b-3 ("RULE 16B-3") or any successor regulation.

         3. PARTICIPANTS. Participants will consist of such employees (including officers) and directors of the Company or its subsidiaries, consultants, and dentists and other professionals employed by Affiliated Dental Practices, as the Committee in its sole discretion determines to be significantly responsible for the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Benefits under the Plan. Designation of a participant in any year shall not require the Committee to designate such person to receive a Benefit in any other year or, once designated, to receive the same type or amount of Benefit as granted to the participant in any year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Benefits.

         4. TYPES OF BENEFITS. Benefits under the Plan may be granted in any one or a combination of (a) Incentive Stock Options; (b) Non-qualified Stock Options; (c) Stock Appreciation Rights; and (d) Stock Awards.

         5. SHARES RESERVED UNDER THE PLAN. There is hereby reserved for issuance under the Plan an aggregate of two million five hundred thousand (2,500,000) shares of Common Stock, which may be authorized but unissued or treasury shares. The maximum number of option shares and stock appreciation rights which may be awarded to any participant in any calendar year during the term of the Plan is 500,000 shares. Any shares subject to stock options or Stock Appreciation Rights or issued under such options or rights or as Stock Awards may thereafter be subject to new options, rights or awards under this Plan if there is a lapse, expiration or termination of any such options or rights prior to issuance of the shares or if shares are issued under such options or rights or as such awards, and thereafter are reacquired by the Company without consideration pursuant to rights reserved by the Company upon issuance thereof.

         6. STOCK OPTIONS. Incentive Stock Options and Non-qualified Stock Options will consist of stock options to purchase Common Stock at purchase prices not less than 85% and 100%, respectively, of the fair market value of the Common Stock on the date the option is granted. Said purchase price may be paid by check to the Company or in the discretion of the Committee, payment may also be made (i) by delivering a promissory note in a form determined by and acceptable to the Committee (ii) in shares of Common Stock held for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at a fair market value as defined in paragraph 15 hereof on the date of exercise, or (iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the participant shall concurrently provide irrevocable written instructions (A) to a Company-designated brokerage firm to effect the immediate sale for the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Company by reason of such exercise and (B) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale. Non-qualified Stock Options shall be exercisable not earlier than six months and not later than fifteen years after the date they are granted and Incentive Stock Options shall be exercisable not earlier than six months and not later than ten years after the date they are granted. In the event of termination of employment, all stock options shall terminate at such times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such option at the date of grant. The aggregate fair market value (determined as of the time the option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under all option plans of the Company and its subsidiary corporations) shall not exceed $100,000. The Committee may provide, either at the time of grant or subsequently, that a stock option include the right to acquire a replacement stock option upon exercise of the original stock option (in whole or in part) prior to termination of employment of the participant and through payment of the exercise price in shares of Common Stock. The terms and conditions of a replacement option shall be determined by the Committee in its sole discretion.

         7. STOCK APPRECIATION RIGHTS. The Committee may, in its discretion, grant Stock Appreciation Rights to the holders of any stock options granted hereunder. In addition, Stock Appreciation Rights may be granted independently of and without relation to options. Each Stock Appreciation Right shall be subject to such terms and conditions consistent with the Plan as the Committee shall impose from time to time, including the following:

                  (a) A Stock Appreciation Right relating to an option may be made part of such option at the time of its grant or at any time thereafter up to six months prior to its expiration.

                  (b) Each Stock Appreciation Right will entitle the holder to elect to receive the appreciation in the fair market value of the shares subject thereto up to the date the right is exercised. In the case of a right issued in relation to a stock option, such appreciation shall be measured from not less than the option price and in the case of a right issued independently of any stock option, such appreciation shall be measured from not less than the fair market value of the Common Stock on the date the right is granted. Payment of such appreciation shall be made in cash or in Common Stock, or a combination thereof, as set forth in the award, but no Stock Appreciation Right shall entitle the holder to receive, upon exercise thereof, more than the number of shares of Common Stock (or cash of equal value) with respect to which the right is granted.

                  (c) Each Stock Appreciation Right will be exercisable at the times and to the extent set forth therein, but no Stock Appreciation Right may be exercisable more than fifteen years after it was granted. Exercise of a Stock Appreciation Right shall reduce the number of shares issuable under the Plan (and the related option, if any) by the number of shares with respect to which the right is exercised.

         8. STOCK AWARDS. Stock Awards will consist of Common Stock transferred to participants without other payment therefor as additional compensation for services to the Company and its subsidiaries. Stock Awards shall be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares, rights of the Company to reacquire such shares upon termination of the participant's employment within specified periods and conditions requiring that the shares be earned in whole or in part upon the achievement of performance goals established by the Committee over a designated period of time.

         9.       ADJUSTMENT PROVISIONS.

                  (a) If the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (such as by stock dividends or stock splits), the total number of shares reserved for issuance under this Plan and the number of shares covered by each outstanding Benefit shall be adjusted so that the aggregate consideration payable to the Company and the value of each such Benefit shall not be changed. The Committee may also provide for the continuation of Benefits or for other equitable adjustments after changes in the Common Stock resulting from reorganization, sale, merger, consolidation or similar occurrence.

                  (b) Notwithstanding any other provision of this Plan, and without affecting the number of shares otherwise reserved or available hereunder, the Committee may authorize the issuance or assumption of Benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

                  (c) In the case of any merger, consolidation or combination of the Company with or into another corporation, other than a merger, consolidation or combination in which the Company is the continuing corporation and which does not result in the outstanding Common Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof (an "ACQUISITION"):

                           (i) any  participant  to whom a stock option has been
granted under the Plan shall have the right (subject to the provisions of the Plan and any limitation applicable to such option) thereafter and during the term of such option, to receive upon exercise thereof the Acquisition Consideration (as defined below) receivable upon such Acquisition by a holder of the number of shares of Common Stock which might have been obtained upon exercise of such option or portion thereof, as the case may be, immediately prior to such Acquisition;

                           (ii) any participant to whom a Stock Appreciation
Right has been granted under the Plan shall have the right (subject to the provisions of the Plan and any limitation applicable to such right) thereafter and during the term of such right to receive upon exercise thereof the difference between the aggregate fair market value on the applicable date (as set forth in such right) of the Acquisition Consideration receivable upon such Acquisition by a holder of the number of shares of Common Stock which might have been obtained upon exercise of the option related thereto or any portion thereof, as the case may be, immediately prior to such Acquisition and the aggregate option price of the related option, or the aggregate fair market value on the date of grant of the right, whichever is applicable.

         The term "ACQUISITION CONSIDERATION" shall mean the kind and amount of shares of the surviving or new corporation, cash, securities, evidence of indebtedness, other property or any combination thereof receivable in respect of one share of Common Stock of the Company upon consummation of an Acquisition.

         10. NONTRANSFERABILITY. Each Benefit granted under the Plan to a participant shall not be transferable by such participant otherwise than by will or the laws of descent and distribution, and shall be exercisable, during such participant's lifetime, only by such participant. In the event of the death of a participant, each Benefit theretofore granted to such participant shall be exercisable within the period after such participant's death established by the Committee at the time of grant (but not beyond the stated duration of the Benefit) and then only:

                  (a) By the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the Benefit shall pass by will or the laws of descent and distribution; and

                  (b) To the extent that the deceased participant was entitled to do so at the date of his or her death.

Notwithstanding the foregoing, at the discretion of the Committee, an award of a Benefit may permit the transferability of the Benefit by the participant solely to members of the participant's immediate family or trusts or family partnerships for the benefit of such persons subject to such terms and conditions as may be established by the Committee.

         11. RETIREMENT OR GENERAL TERMINATION. Unless otherwise determined by the Committee, if a participant's employment by the Company or any subsidiary of the Company is terminated by retirement or for any reason other than death of such participant, any Incentive Stock Option, Non-qualified Stock Option, Stock Appreciation Right or Stock Award held by such participant may be exercised at any time prior to the earlier of (i) its expiration date or (ii) ninety (90) days after the date of termination of such participant, but only if and to the extent the participant was vested in such award on the date of termination. Notwithstanding the foregoing, unless otherwise determined by the Committee, any Incentive Stock Option, Non-qualified Stock Option, Stock Appreciation Right or Stock Award granted to an employee under the Plan shall continue to vest in accordance with its terms after termination of employment so long as such former employee is continuously retained by the Company or one of its subsidiaries on an independent contractor basis and for so long as such independent contractor relationship continues uninterrupted. Transfer of an employee by the Company or any subsidiary of the Company to the Company or any subsidiary of the Company shall not be considered a termination for purposes of the Plan.

         12. OTHER PROVISIONS. The award of any Benefit under the Plan may also be subject to such other provisions (whether or not applicable to the Benefit awarded to any other participant) as the Committee determines appropriate, including without limitation, provisions for the installment purchase of Common Stock under Stock Options, provisions for the installment exercise of Stock Appreciation Rights, provisions to assist the participant in financing the acquisition of Common Stock, restrictions on resale or other disposition, provisions for the acceleration of exercisability of Benefits in the event of a change of control of the Company, provisions for the payment of the value of the Benefits to participants in the event of a change of control of the Company, provisions to comply with Federal and state securities laws, or understandings or conditions as to the participant's employment in addition to those specifically provided for under the Plan.

         13. RULES. The Committee may establish such rules and regulations as it considers desirable for the administration of the Plan.

         14. MANNER OF ACTION BY COMMITTEE. A majority of the members of the Committee qualified to act on a question may act by meeting or by writing signed without meeting and may execute, or delegate to one of its members authority to execute, any instrument or document required. The Committee may delegate the performance of ministerial functions in connection with the Plan to such person or persons as the Committee may select. The costs of administration of the Plan will be paid by the Company.

         15. FAIR MARKET VALUE. For purposes hereof, fair market value of Common Stock shall be the closing sale price for the Company's Common Stock on the Nasdaq National Market, or such other exchange or market on which the Common Stock is primarily traded, as reported in the Wall Street Journal for the date of calculation (or on the next preceding trading date if Common Stock was not traded on the date of calculation).

         16. TAXES. The Company shall be entitled if necessary or desirable to pay or withhold the amount of any tax attributable to any amounts payable under the Plan after giving the person entitled to receive such amount notice as far in advance as practicable, and the Company may defer making payment as to any Benefit if any such tax may be pending until indemnified to its satisfaction. When a person is required to pay to the Company an amount required to be withheld under applicable tax laws in connection with exercises of Non-qualified Stock Options or other Benefits under the Plan, the Committee may, in its discretion and subject to such rules as it may adopt, permit such person to satisfy the obligation, in whole or in part, by electing to have the Company withhold shares of Common Stock having a fair market value equal to the amount required to be withheld.

         17. TENURE. A participant's right, if any, to continue to serve the Company and its subsidiaries as an officer, employee, or otherwise, or to serve an Affiliated Dental Practice, shall not be enlarged or otherwise affected by his designation as a participant under the Plan.

         18. AMENDMENT AND TERMINATION. The terms and conditions applicable to any Benefit granted under the Plan may be amended or modified by mutual agreement between the Company and the participant or such other persons as may then have an interest therein. Also, by mutual agreement between the Company and a participant hereunder, or under any other present or future plan of the Company, stock options or other Benefits may be granted to such participant in substitution and exchange for, and in cancellation of, any Benefits previously granted such participant under this Plan, or any Benefit previously or hereafter granted to such participant under any other present or future plan of the Company. The Board of Directors may amend the Plan from time to time or terminate the Plan at any time. However, no action authorized by this paragraph shall reduce the amount of any existing Benefit or change the terms and conditions thereof without the participant's consent. The Board of Directors may amend the Plan in any respect without stockholder approval if stockholder approval is not then required to comply with Rule 16b-3 or other similar requirements.

         19. STOCKHOLDER APPROVAL. The Interdent, Inc. 1999 Stock Incentive Plan was adopted by the Board of Directors of the Company on April 20, 1999 and amended and restated on April 5,

2000. The Plan and any Benefits granted hereunder shall be null and void if stockholder approval is not obtained within twelve (12) months of the adoption of the Plan by the Board of Directors. This Plan shall continue in effect until terminated by the Board pursuant to Section 17; provided, however, that no Incentive Stock Option shall be granted more than ten years after the date of the adoption of this Plan by the Board.

                                    EXHIBIT B


                      EMPLOYEE STOCK PURCHASE PLAN OF 1999







                                    EXHIBIT B

                                 INTERDENT, INC.

                      EMPLOYEE STOCK PURCHASE PLAN OF 1999


                  1. PURPOSE. InterDent, Inc., a Delaware corporation (the "COMPANY"), hereby adopts the InterDent, Inc. Employee Stock Purchase Plan of 1999 (the "PLAN"). The purpose of the Plan is to provide an opportunity for the employees of the Company and any designated subsidiaries to purchase shares of common stock, $.001 par value per share (the "COMMON STOCK"), of the Company at a discount through voluntary automatic payroll deductions, thereby attracting, retaining and rewarding such persons and strengthening the mutuality of interest between such persons and the Company's stockholders.

                  2. SHARES SUBJECT TO PLAN. An aggregate of One Million (1,000,000) shares of Common Stock (the "SHARES") may be sold pursuant to the Plan. Such Shares may be authorized but unissued Common Stock, treasury shares or Common Stock purchased in the open market. If there is any change in the outstanding shares of Common Stock by reason of a stock dividend or distribution, stock split-up, recapitalization, combination or exchange of shares, or by reason of any merger, consolidation or other corporate reorganization in which the Company is the surviving corporation, the number of Shares available for sale shall be equitably adjusted by the Committee appointed to administer the Plan to give proper effect to such change.

                  3. ADMINISTRATION. The Plan shall be administered by a committee (the "COMMITTEE") which shall be the Compensation Committee of the Board of Directors or another committee consisting of not less than two directors of the Company appointed by the Board of Directors, all of whom shall qualify as non-employee directors within the meaning of Securities and Exchange Commission Rule 16b-3 or any successor regulation. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Benefits granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives. No member of the Board of Directors, no member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated or, except in circumstances involving his or her bad faith, gross negligence or fraud, for any act or failure to act by the member or employee.

                  4. ELIGIBILITY. All regular employees of the Company, and of each qualified subsidiary of the Company which may be so designated by the Committee, shall be eligible to participate in the Plan, except, in the discretion of the Committee:

                  (a) employees whose customary employment is 20 hours or less per week;

                  (b) employees whose customary employment is for not more than 5 months per year;

                  (c) employees who have not been employed for at least 60 days as of any Enrollment Date (as defined in paragraph 5); and

                  (d) employees covered by a collective bargaining agreement between the Company or one of its subsidiaries and such employees' representatives in the negotiation of which stock purchase plan benefits were the subject of good faith bargaining, unless the bargaining agreement provides for participation in the Plan;

For the purposes of this Plan, the term "EMPLOYEE" means any individual in an employee-employer relationship with the Company or a qualified subsidiary of the Company, but excluding (a) any independent contractor; (b) any consultant, (c) any individual performing services for the Company or a qualified subsidiary who has entered into an independent contractor or consultant agreement with the Company or a qualified subsidiary; (d) any individual performing services for the Company or a qualified subsidiary under an independent contractor or consultant agreement, a purchase order, a supplier agreement or any other agreement that the Company or a qualified subsidiary enters into for services; and (e) any "LEASED EMPLOYEE" as defined in Section 414(n) of the Internal Revenue Code. The term "QUALIFIED SUBSIDIARY" means any corporation in which a fifty percent (50%) or greater interest is, at the time, directly or indirectly owned by the Company or by one or more subsidiaries or by the Company and one or more subsidiary which is designated for participation by the Committee.

                  5. PARTICIPATION. An eligible employee may elect to participate in the Plan as of any "ENROLLMENT DATE". Enrollment Dates shall occur on the first day of an Offering Period (as defined in paragraph 8). Any such election shall be made by completing and forwarding an Enrollment and Change Form to the Human Resources Department of the Company prior to such Enrollment Date, authorizing payroll deductions in an amount up to $885 but not less than $5.00 and not exceeding 15% of the employee's gross pay for the payroll period to which the deduction applies. A participating employee may increase or decrease payroll deductions as of any subsequent Enrollment Date by completing and forwarding a revised Enrollment and Change Form to the Human Resources Department of the Company at least ten (10) days prior to such subsequent Enrollment Date; provided, that changes in payroll deductions shall not be permitted to the extent that they would result in total payroll deductions exceeding 15% of the employee's gross pay or $885 and that such increase or decrease may be made only two times in any calendar year. An eligible employee may not initiate, increase or decrease payroll deductions as of any date other than an Enrollment Date. For purposes of this Plan, the term "GROSS PAY" means the gross amount of pay an employee would receive at each regular pay period date before any deduction for required federal or state withholding and any other amounts which may be withheld. If a participant has withdrawn from the Plan in accordance with the provisions of paragraph 7, such participant may resume participation in the Plan by completing an Enrollment and Change Form indicating a desire to resume participation and submitting the completed form to the Human Resources Department such that it is received by the Human Resources Department at least ten (10) days prior to the first day of the Offering Period for which participation is to resume.

                  6. PAYROLL DEDUCTION ACCOUNTS. The Company shall establish a "PAYROLL DEDUCTION ACCOUNT" for each participating employee, and shall credit all payroll deductions made on behalf of each employee pursuant to paragraph 5 to his or her Payroll Deduction Account. No interest shall be credited to any Payroll Deduction Account.

                  7. WITHDRAWALS. An employee may withdraw from an Offering Period at any time by completing and forwarding a signed Enrollment and Change Form to the Human Resources Department of the Company. Upon receipt of such notice, payroll deductions on behalf of the employee shall be discontinued commencing with the immediately following payroll period, and such employee may not again be eligible to participate in the Plan until the next Enrollment Date.

Amounts credited to the Payroll Deduction Account during the Offering Period prior to receipt by the Human Resources Department of an Enrollment and Change Form indicating a withdrawal request will be used to purchase shares of Common Stock for the participant. A participant may withdraw only one time in any calendar year.

                  8. OFFERING PERIODS. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first trading day on or after January 1, April 1, July 1 and October 1 of each year, or on such other date as the Committee shall determine, and continuing thereafter to the last trading day of the respective three-month period or until terminated in accordance with paragraph 17 hereof. The first Offering Period hereunder shall commence effective as of January 1, 1999 and the Share Purchase Date (as defined below in this paragraph 8) for such first Offering Period shall be effective as of April 1, 1999 (as indicated below). "TRADING DAY" shall mean a day on which the Nasdaq National Market, or other primary securities exchange or market on which the Company's Common Stock is then traded, is open for trading. The Committee shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings. The last trading day of each Offering Period prior to the termination of the Plan (or such other trading date as the Committee shall determine) shall constitute the purchase date (the "SHARE PURCHASE DATE") on which each employee for whom a Payroll Deduction Account has been maintained shall purchase the number of Shares determined under paragraph 9(a); provided, that the initial Share Purchase Date shall be effective as of April 1, 1999. Notwithstanding the foregoing, the Company shall not permit the exercise of any right to purchase Shares

                  (a) to an employee who, immediately after the right is granted, would own shares possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary; or

                  (b) which would permit an employee's rights to purchase shares under this Plan, or under any other qualified employee stock purchase plan maintained by the Company or any subsidiary, to accrue at a rate in excess of $25,000 of the fair market value of such shares (determined at the time such rights are granted) for each calendar year in which the right is outstanding at any time.

For the purposes of subparagraph (a), the provisions of Section 424(d) of the Internal Revenue Code shall apply in determining the stock ownership of an employee, and the shares which an employee may purchase under outstanding rights or options shall be treated as shares owned by the employee.

                  9.  PURCHASE OF SHARES.

                  (a) Subject to the limitations set forth in paragraphs 7 and 8, each employee participating in an offering shall have the right to purchase as many whole Shares as may be purchased with the amounts credited to his or her Payroll Deduction Account as of the payroll date coinciding with or immediately preceding the last Wednesday of the month (or such other date as the Committee shall determine) in which occurs the applicable Share Purchase Date (the "CUTOFF DATE"). Fractional shares may not be purchased under the Plan. Any amount remaining in the Payroll Deduction Account of a participant after the Share Purchase Date shall be retained in the account for the purchase of additional Shares in subsequent Offering Periods. Employees may purchase Shares only through payroll deductions, and cash contributions shall not be permitted.

                  (b) The "PURCHASE PRICE" for Shares purchased under the Plan shall be not less than an amount equal to 85% of the average of the closing sales price of shares of Common Stock on the Nasdaq National Maret (or other primary securities exchange or market on which the Company's Common Stock is then traded) during the five trading days prior to and excluding the Share Purchase Date at the end of the Offering Period. The Committee shall have the authority to establish a different Purchase Price as long as any such Purchase Price complies with the provisions of Section 423 of the Internal Revenue Code.

                  (c) On each Share Purchase Date, the amount credited to each participating employee's Payroll Deduction Account as of the immediately preceding Cutoff Date shall be applied to purchase as many whole Shares as may be purchased with such amount at the applicable Purchase Price.

                  10. BROKERAGE ACCOUNTS OR PLAN SHARE ACCOUNTS. By enrolling in the Plan, each participating employee shall be deemed to have authorized the establishment of a brokerage account on his or her behalf at a securities brokerage firm selected by the Committee. Alternatively, the Committee may provide for Plan share accounts for each participating employee to be established by the Company or by an outside entity selected by the Committee which is not a brokerage firm. Shares purchased by an employee pursuant to the Plan shall be held in the employee's brokerage or Plan share account ("PLAN SHARE ACCOUNT") in his or her name, or if the employee so indicates on his or her payroll deduction authorization form, in the employee's name jointly with a member of the employee's family, with right of survivorship.

                  11. RIGHTS AS STOCKHOLDER; RESTRICTIONS ON TRANSFER. An employee shall have no rights as a stockholder with respect to Shares subject to any rights granted under this Plan until payment for such Shares has been completed at the close of business on the relevant Share Purchase Date. Employees participating in the Plan may not sell, transfer, pledge, encumber or otherwise convey any Shares purchased under the Plan until expiration of the first anniversary of the Share Purchase Date related to such Shares.

                  12. CERTIFICATES. Certificates for Shares purchased under the Plan will not be issued automatically. However, upon an employee's written request certificates for whole Shares purchased shall be issued at any time after the one year anniversary of the purchase date of the Shares represented by such certificates. The Company may make a reasonable charge for the issuance of such certificates.

                  13. TERMINATION OF EMPLOYMENT. If a participating employee's employment is terminated for any reason, including death, if an employee is granted a leave of absence of more than 90 days duration (unless such leave of absence is disability leave approved in writing by the Company or is covered by the Family and Medical Leave Act (29 U.S.C Section 2601-2654), the California Family Rights Act (Cal. Govt. Code section 12945.1-12945.2) or any similar act of any other applicable state) or if an employee otherwise ceases to be eligible to participate in the Plan, payroll deductions on behalf of the employee shall be discontinued and any amounts then credited to the employee's Payroll Deduction Account shall remain in the account and be used to purchase Shares in accordance with paragraph 9 hereof, subject to the limitations in paragraph 8 hereof. Any amount remaining in the Payroll Deduction Account after the final Share Purchase Date shall be refunded to the employee as soon as practicable.

                  14. RIGHTS NOT TRANSFERABLE. Rights granted under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during an employee's lifetime only by the employee.

                  15. EMPLOYMENT RIGHTS. Neither participation in the Plan, nor the exercise of any right granted under the Plan, shall be made a condition of employment, or of continued employment with the Company or any subsidiary.

                  16. APPLICATION OF FUNDS. All funds received by the Company for Shares sold by the Company on any Share Purchase Date pursuant to this Plan may be used for any corporate purpose.

                  17. AMENDMENTS AND TERMINATION. The Board of Directors may amend the Plan at any time, provided that no such amendment shall be effective unless approved within 12 months after the date of the adoption of such amendment by the affirmative vote of stockholders holding shares of Common Stock entitled to a majority of the votes represented by all outstanding shares of Common Stock entitled to vote if such stockholder approval is required for the Plan to continue to comply with the requirements of Securities and Exchange Commission Rules 16b-3 and Section 423 of the Internal Revenue Code. The Board of Directors may suspend the Plan or discontinue the Plan at any time. Upon termination of the Plan, all payroll deductions shall cease and all amounts then credited to the participating employees' Payroll Deduction Accounts shall be equitably applied to the purchase of whole Shares then available for sale, and any remaining amounts shall be promptly refunded to the participating employees.

                  18. APPLICABLE LAWS. This Plan, and all rights granted hereunder, are intended to meet the requirements of an "EMPLOYEE STOCK PURCHASE PLAN" under Section 423 of the Internal Revenue Code, as from time to time amended, and the Plan shall be construed and interpreted to accomplish this intent. Sales of Shares under the Plan are subject to, and shall be accomplished only in accordance with, the requirements of all applicable securities and other laws.

                  19. EXPENSES. Except to the extent provided in paragraph 12, all expenses of administering the Plan, including expenses incurred in connection with the purchase of Shares for sale to participating employees, shall be borne by the Company and its subsidiaries.

                  20. STOCKHOLDER APPROVAL. The Plan was adopted by the Board of Directors on April 20, 1999, subject to stockholder approval. The Plan and any action taken hereunder shall be null and void if stockholder approval is not obtained at the next annual meeting of stockholders.

                                    EXHIBIT C


                 DENTAL PROFESSIONAL STOCK PURCHASE PLAN OF 1999










                                    EXHIBIT C

                                 INTERDENT, INC.

                 DENTAL PROFESSIONAL STOCK PURCHASE PLAN OF 1999


                  1. PURPOSE. InterDent, Inc., a Delaware corporation (the "COMPANY"), hereby adopts the InterDent, Inc. Dental Professional Stock Purchase Plan of 1999 (the "PLAN"). The purpose of the Plan is to provide an opportunity for the dentists and other professionals employed by corporations, partnerships, sole proprietorships and other business organizations (collectively, the "AFFILIATED DENTAL PRACTICES") which have entered into agreements with the Company or one its subsidiaries to purchase shares of common stock, $.001 par value per share (the "COMMON STOCK"), of the Company at fair market value or at a discount, as described below, through voluntary automatic payroll deductions, thereby attracting, retaining and rewarding such persons and strengthening the mutuality of interest between such persons and the Company's stockholders.

                  2. SHARES SUBJECT TO PLAN. An aggregate of Five Hundred Thousand (500,000) shares of Common Stock (the "SHARES") may be sold pursuant to the Plan. Such Shares may be authorized but unissued Common Stock, treasury shares or Common Stock purchased in the open market. If there is any change in the outstanding shares of Common Stock by reason of a stock dividend or distribution, stock split-up, recapitalization, combination or exchange of shares, or by reason of any merger, consolidation or other corporate reorganization in which the Company is the surviving corporation, the number of Shares available for sale shall be equitably adjusted by the Committee appointed to administer the Plan to give proper effect to such change.

                  3. ADMINISTRATION. The Plan shall be administered by a committee (the "COMMITTEE") which shall be the Compensation Committee of the Board of Directors or another committee consisting of not less than two directors of the Company appointed by the Board of Directors, all of whom shall qualify as non-employee directors within the meaning of Securities and Exchange Commission Rule 16b-3 or any successor regulation. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Benefits granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants and their legal representatives. No member of the Board of Directors, no member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated or, except in circumstances involving his or her bad faith, gross negligence or fraud, for any act or failure to act by the Participant (as defined below).

                  4. ELIGIBILITY. All regular dental professionals, including, without limitation, dentists, specialists and dental hygenists, of an Affiliated Dental Practice, shall be eligible to participate in the Plan, except, in the discretion of the Committee:

                  (a) a dental professional whose customary employment is 20 hours or less per week;

                  (b) a dental professional whose customary employment is for not more than 5 months per year;

                  (c) a dental professional who has not been employed for at least 60 days as of any Enrollment Date (as defined in paragraph 5); and

                  (d) dental professionals covered by a collective bargaining agreement between the Company or one of its subsidiaries and such dental professionals' representatives in the negotiation of which stock purchase plan benefits were the subject of good faith bargaining, unless the bargaining agreement provides for participation in the Plan;

For the purposes of this Plan, the term "PARTICIPANT" means any individual in an employee-employer relationship with an Affiliated Dental Practice, including (a) any independent contractor; (b) any consultant, (c) any individual performing services for an Affiliated Dental Practice who has entered into an independent contractor or consultant agreement with such Affiliated Dental Practice; (d) any individual performing services for an Affiliated Dental Practice under an independent contractor or consultant agreement, a purchase order, a supplier agreement or any other agreement that the Affiliated Dental Practice enters into for services; and (e) any "leased employee" as defined in Section 414(n) of the Internal Revenue Code.

                  5. PARTICIPATION. An eligible Participant may elect to participate in the Plan as of any "ENROLLMENT DATE". Enrollment Dates shall occur on the first day of an Offering Period (as defined in paragraph 8). Any such election shall be made by completing and forwarding an Enrollment and Change Form to the Human Resources Department of the Company prior to such Enrollment Date, authorizing payroll deductions in an amount up to $885 but not less than $5.00 and not exceeding 15% of the Participant's gross pay for the payroll period to which the deduction applies. A Participant may increase or decrease payroll deductions as of any subsequent Enrollment Date by completing and forwarding a revised Enrollment and Change Form to the Human Resources Department of the Company at least ten (10) days prior to such subsequent Enrollment Date; provided, that changes in payroll deductions shall not be permitted to the extent that they would result in total payroll deductions exceeding 15% of the Participant 's gross pay or $885 and that such increase or decrease may be made only two times in any calendar year. An eligible Participant may not initiate, increase or decrease payroll deductions as of any date other than an Enrollment Date. For purposes of this Plan, the term "GROSS PAY" means the gross amount of pay a Participant would receive at each regular pay period date before any deduction for required federal or state withholding and any other amounts which may be withheld. If a Participant has withdrawn from the Plan in accordance with the provisions of paragraph 7, such Participant may resume participation in the Plan by completing an Enrollment and Change Form indicating a desire to resume participation and submitting the completed form to the Human Resources Department such that it is received by the Human Resources Department at least ten (10) days prior to the first day of the Offering Period for which participation is to resume.

                  6. PAYROLL DEDUCTION ACCOUNTS. The Company shall establish a "PAYROLL DEDUCTION ACCOUNT" for each Participant, and shall credit all payroll deductions made on behalf of each Participant pursuant to paragraph 5 to his or her Payroll Deduction Account. No interest shall be credited to any Payroll Deduction Account.

                  7. WITHDRAWALS. A Participant may withdraw from an Offering Period at any time by completing and forwarding a signed Enrollment and Change Form to the Human Resources Department of the Company. Upon receipt of such notice, payroll deductions on behalf of the

Participant shall be discontinued commencing with the immediately following payroll period, and such Participant may not again be eligible to participate in the Plan until the next Enrollment Date. Amounts credited to the Payroll Deduction Account during the Offering Period prior to receipt by the Human Resources Department of an Enrollment and Change Form indicating a withdrawal request will be used to purchase shares of Common Stock for the Participant. A Participant may withdraw only one time in any calendar year.

                  8. OFFERING PERIODS. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first trading day on or after January 1, April 1, July 1 and October 1 of each year, or on such other date as the Committee shall determine, and continuing thereafter to the last trading day of the respective three-month period or until terminated in accordance with paragraph 17 hereof. The first Offering Period hereunder shall commence effective as of January 1, 1999 and the Share Purchase Date (as defined below in this paragraph 8) for such first Offering Period shall be effective as of April 1, 1999 (as indicated below). "TRADING day" shall mean a day on which the Nasdaq National Market, or other primary securities exchange or market on which the Company's Common Stock is then traded, is open for trading. The Committee shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings. The last trading day of each Offering Period prior to the termination of the Plan (or such other trading date as the Committee shall determine) shall constitute the purchase date (the "SHARE PURCHASE DATE") on which each Participant for whom a Payroll Deduction Account has been maintained shall purchase the number of Shares determined under paragraph 9(a); provided, that the initial Share Purchase Date shall be effective as of April 1, 1999. Notwithstanding the foregoing, the Company shall not permit the exercise of any right to purchase Shares

                  (a) to a Participant who, immediately after the right is granted, would own shares possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary; or

                  (b) which would permit a Participant's rights to purchase shares under this Plan, or under any other qualified employee stock purchase plan maintained by the Company or any subsidiary, to accrue at a rate in excess of $25,000 of the fair market value of such shares (determined at the time such rights are granted) for each calendar year in which the right is outstanding at any time.

For the purposes of subparagraph (a), the provisions of Section 424(d) of the Internal Revenue Code shall apply in determining the stock ownership of an employee, and the shares which an employee may purchase under outstanding rights or options shall be treated as shares owned by the employee.

                  9.  PURCHASE OF SHARES.

                  (a) Subject to the limitations set forth in paragraphs 7 and 8, each Participant participating in an offering shall have the right to purchase as many whole Shares as may be purchased with the amounts credited to his or her Payroll Deduction Account as of the payroll date coinciding with or immediately preceding the last Wednesday of the month (or such other date as the Committee shall determine) in which occurs the applicable Share Purchase Date (the "CUTOFF DATE"). Fractional shares may not be purchased under the Plan. Any amount remaining in the Payroll Deduction Account of a Participant after the Share Purchase Date shall be retained in the account for the purchase of additional Shares in subsequent Offering Periods. Participants may purchase Shares only through payroll deductions, and cash contributions shall not be permitted.

                  (b) The "PURCHASE PRICE" for Shares purchased under the Plan shall be not less than an amount equal to 85% of the average of the closing sales price of shares of Common Stock on the Nasdaq National Market (or other primary securities exchange or market on which the Company's Common Stock is then traded) during the five trading days prior to and excluding the Share Purchase Date at the end of the Offering Period. The Committee shall have the authority to establish a different Purchase Price.

                  (c) On each Share Purchase Date, the amount credited to Participant's Payroll Deduction Account as of the immediately preceding Cutoff Date shall be applied to purchase as many whole Shares as may be purchased with such amount at the applicable Purchase Price.

                  10. BROKERAGE ACCOUNTS OR PLAN SHARE ACCOUNTS. By enrolling in the Plan, each Participant shall be deemed to have authorized the establishment of a brokerage account on his or her behalf at a securities brokerage firm selected by the Committee. Alternatively, the Committee may provide for Plan share accounts for each Participant to be established by the Company or by an outside entity selected by the Committee which is not a brokerage firm. Shares purchased by a Participant pursuant to the Plan shall be held in the Participant's brokerage or Plan share account ("PLAN SHARE ACCOUNT") in his or her name, or if the Participant so indicates on his or her payroll deduction authorization form, in the Participant's name jointly with a member of the Participant's family, with right of survivorship.

                  11. RIGHTS AS STOCKHOLDER; RESTRICTIONS ON TRANSFER. A Participant shall have no rights as a stockholder with respect to Shares subject to any rights granted under this Plan until payment for such Shares has been completed at the close of business on the relevant Share Purchase Date. Participants may not sell, transfer, pledge, encumber or otherwise convey any Shares purchased under the Plan until expiration of the first anniversary of the Share Purchase Date related to such Shares.

                  12. CERTIFICATES. Certificates for Shares purchased under the Plan will not be issued automatically. However, upon a Participant's written request certificates for whole Shares purchased shall be issued at any time after the one year anniversary of the purchase date of the Shares represented by such certificates. The Company may make a reasonable charge for the issuance of such certificates.

                  13. TERMINATION OF EMPLOYMENT. If a Participant's employment is terminated for any reason, including death, if a Participant is granted a leave of absence of more than 90 days duration (unless such leave of absence is disability leave approved in writing by the Company or is covered by the Family and Medical Leave Act (29 U.S.C Section 2601-2654), the California Family Rights Act (Cal. Govt. Code Section 12945.1-12945.2) or any similar act of any other state) or if a Participant otherwise ceases to be eligible to participate in the Plan, payroll deductions on behalf of the Participant shall be discontinued and any amounts then credited to the Participant's Payroll Deduction Account shall remain in the account and be used to purchase Shares in accordance with paragraph 9 hereof, subject to the limitations in paragraph 8 hereof. Any amount remaining in the Payroll Deduction Account after the final Share Purchase Date shall be refunded to the Participant as soon as practicable.

                  14. RIGHTS NOT TRANSFERABLE. Rights granted under this Plan are not transferable by a Participant other than by will or the laws of descent and distribution, and are exercisable during an employee's lifetime only by the Participant.

                  15. EMPLOYMENT RIGHTS. Neither participation in the Plan, nor the exercise of any right granted under the Plan, shall be made a condition of employment, or of continued employment with an Affiliated Dental Practice, the Company or any subsidiary.

                  16. APPLICATION OF FUNDS. All funds received by the Company for Shares sold by the Company on any Share Purchase Date pursuant to this Plan may be used for any corporate purpose.

                  17. AMENDMENTS AND TERMINATION. The Board of Directors may amend the Plan at any time, provided that no such amendment shall be effective unless approved within 12 months after the date of the adoption of such amendment by the affirmative vote of stockholders holding shares of Common Stock entitled to a majority of the votes represented by all outstanding shares of Common Stock entitled to vote if such stockholder approval is required for the Plan to continue to comply with the requirements of Securities and Exchange Commission Rule 16b-3. The Board of Directors may suspend the Plan or discontinue the Plan at any time. Upon termination of the Plan, all payroll deductions shall cease and all amounts then credited to the Participants' Payroll Deduction Accounts shall be equitably applied to the purchase of whole Shares then available for sale, and any remaining amounts shall be promptly refunded to the Participants.

                  18. EXPENSES. Except to the extent provided in paragraph 12, all expenses of administering the Plan, including expenses incurred in connection with the purchase of Shares for sale to Participants, shall be borne by the Company and its subsidiaries.

                  19. STOCKHOLDER APPROVAL. The Plan was adopted by the Board of Directors on April 20, 1999, subject to stockholder approval. The Plan and any action taken hereunder shall be null and void if stockholder approval is not obtained at the next annual meeting of stockholders.

                                INTERDENT, INC.
      222 NORTH SEPULVEDA BOULEVARD, SUITE 740, EL SEGUNDO, CA 90245-4340

    The undersigned hereby appoints Michael T. Fiore and Dr. Steven R. Matzkin, and each of them, the true and lawful attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of the Common Stock and Series D Preferred Stock of InterDent, Inc. which the undersigned is entitled to vote, at the Annual Meeting of the Stockholders of InterDent, Inc. to be held at 222 North Sepulveda Boulevard, Suite 740, El Segundo, CA, on April 20, 2000 at 9:00 a.m. Pacific Time and at any postponement or adjournment thereof, on the proposal set forth below and any other matter properly brought before the meeting.

    Unless a contrary direction is indicated, this Proxy will be voted FOR the election of the nominees listed below and FOR Proposals 2, 3, 4 and 5 and in accordance with the judgment of the proxies named herein upon any other matter that may properly come before said meeting or any adjournments or postponements thereof.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES LISTED BELOW FOR THE MATTERS SET FORTH IN PROPOSALS 2, 3, 4, AND 5.
            PLEASE MARK YOUR VOTES AS INDICATED IN THIS EXAMPLE /X/

1.  ELECTION OF DIRECTORS: Vote FOR the nominees listed below
   (except as marked to the contrary below)

Instructions: To withhold authority to vote for any nominee, print that nominee's name in the space provided below:

Class 1:  Eric Green   Paul H. Keckley   Curtis Lee Smith, Jr.
                                          / /  FOR   / /  AGAINST   / /  ABSTAIN

________________________________________________________________________

2.  Approval of the Amended and Restated InterDent, Inc. 1999 Stock Incentive
Plan.                                     / /  FOR   / /  AGAINST   / /  ABSTAIN

3.  Approval of the InterDent, Inc. Employee Stock Purchase Plan of
1999.                                     / /  FOR   / /  AGAINST   / /  ABSTAIN

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)
           ADDRESS CHANGE: PLEASE MARK ADDRESS CHANGE ON REVERSE SIDE

4.  Approval of the InterDent, Inc. Dental Professional Stock Purchase Plan of
1999.                                     / /  FOR   / /  AGAINST   / /  ABSTAIN

5.  Approval to ratify the selection of KPMG LLP as the Company's independent
    auditors                              / /  FOR   / /  AGAINST   / /  ABSTAIN
    for fiscal year 2000.

   Check the appropriate box as to whether you will be attending the Annual Meeting
of Stockholders to be held on April 20, 2000.       / /  WILL      / /  WILL NOT

    ALL PROXIES TO VOTE AT SAID MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF GIVEN BY THE UNDERSIGNED ARE HEREBY REVOKED. RECEIPT OF NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF INTERDENT, INC. AND THE PROXY STATEMENT DATED
APRIL 7, 2000 IS ACKNOWLEDGED.

    Please mark, sign, date and return this Proxy in the accompanying prepaid envelope. This Proxy is solicited on behalf of the Board of Directors of InterDent, Inc.

                                             Dated _______________________, 2000

                                             ___________________________________
                                                          Signature

                                             ___________________________________
                                                  Signature if held jointly